Exhibit 4.1

INGLES MARKETS, INCORPORATED
AS ISSUER

AND

TRUIST BANK
AS TRUSTEE

INDENTURE

DATED AS OF JUNE 17, 2021

$350,000,000

4.000% SENIOR NOTES DUE 2031

TABLE OF CONTENTS

Page

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

ARTICLE TWO

SECURITY FORMS

Section 2.01.	Forms Generally	30
Section 2.02.	Form of Face of Security	31
Section 2.03.	Form of Reverse of Securities	38

ARTICLE THREE

THE SECURITIES

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Page
Section 3.11.	Persons Deemed Owners	53
Section 3.12.	Cancellation	54
Section 3.13.	Computation of Interest	54

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

ARTICLE FIVE

REMEDIES

ARTICLE SIX

THE TRUSTEE

Section 6.01.	Duties of Trustee	68
Section 6.02.	Notice of Defaults	69
Section 6.03.	Certain Rights of Trustee	69
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ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

Section 7.01.	Company to Furnish Trustee Names and Addresses of Holders	76
Section 7.02.	Disclosure of Names and Addresses of Holders	76

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OF ASSETS

Section 8.01.	Company and Guarantors, if Any, May Consolidate, etc., Only on Certain Terms	76
Section 8.02.	Successor Substituted	79

ARTICLE NINE

SUPPLEMENTAL INDENTURES

ARTICLE TEN

COVENANTS

Section 10.01.	Payment of Principal, Premium and Interest	83
Section 10.02.	Maintenance of Office or Agency	83
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ARTICLE ELEVEN

REDEMPTION OF SECURITIES

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 12.01.	Satisfaction and Discharge of Indenture	99
Section 12.02.	Application of Trust Money	100

EXHIBIT A	Regulation S Certificate

EXHIBIT B	Restricted Securities Certificate

EXHIBIT C	Unrestricted Securities Certificate

APPENDIX I	Form of Transfer Notice

APPENDIX II	Form of Transferee Certificate

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INDENTURE, dated as of June 17, 2021 between Ingles Markets, Incorporated, a North Carolina corporation (the “Company”), and Truist Bank, a North Carolina banking corporation, as trustee (the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of 4.000% Senior Notes due 2031 (the “Securities”) of the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture and the Securities;

All acts and things necessary have been done to make (i) the Securities, when duly issued and executed by the Company and authenticated and delivered by the Trustee hereunder, the valid obligations of the Company and (ii) this Indenture a valid agreement of the Company in accordance with the terms of this Indenture;

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE ONE

DEFINITIONS AND OTHER
PROVISIONS OF GENERAL APPLICATION

Section 1.01.  Definitions.

For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)            the terms defined in this Article have the meanings assigned to them in this Article, and include the plural as well as the singular;

(b)            all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

(c)            the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision;

(d)            all references to $, US$, dollars or United States dollars shall refer to the lawful currency of the United States of America; and

(e)            all references herein to particular Sections or Articles refer to this Indenture unless otherwise so indicated.

Certain terms used principally in Article Four are defined in Article Four.

“Acquired Indebtedness” means Indebtedness of a Person (1) existing at the time such Person becomes a Subsidiary or (2) assumed in connection with the acquisition of assets from such Person, in each case, other than Indebtedness incurred in connection with, or in contemplation of, such Person becoming a Subsidiary or such acquisition, as the case may be.  Acquired Indebtedness shall be deemed to be incurred on the date of the related acquisition of assets from any Person or the date the acquired Person becomes a Subsidiary, as the case may be.

“Additional Securities” means Securities (other than the Initial Securities) issued under this Indenture in accordance with Sections 3.03 and 11.08 hereof, as part of the same series as the Initial Securities.  The Initial Securities and any Additional Securities subsequently issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions, and offers to repurchase, notwithstanding that such Additional Securities will have different issuance dates, may have different issuance prices, and, in some cases, may have a different first interest payment date and CUSIP number.

“Affiliate” means, with respect to any specified Person:  any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Security on any applicable Redemption Date, as determined by the Company, the greater of (i) 1.0% of the then outstanding principal amount of such Security and (ii) the excess of:

(a)            the present value at such Redemption Date of the sum of (i) the Redemption Price of such Security at June 15, 2026 (such Redemption Price being set forth in the table appearing under Section 2.03) plus (ii) all required interest payments due on such Security through June 15, 2026 (excluding accrued but unpaid interest), such present value to be computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

(b)            the then outstanding principal amount of such Security.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, Euroclear and Clearstream, in each case to the extent applicable to such transaction and as in effect at the time of such transfer or transaction.

“Attributable Debt” in respect of a Sale and Leaseback Transaction means, at any date of determination,

(a)            if the Sale and Leaseback Transaction is a Capital Lease Obligation, the amount of Indebtedness represented thereby according to the definition of “Capital Lease Obligation,” and

(b)            in all other instances, the present value (discounted at the interest rate implicit in the lease included in such transaction) of the total obligations of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining term of the lease included in the Sale and Leaseback Transaction (including any period for which the lease has been extended).

“Bankruptcy Law” means Title 11, United States Bankruptcy Code, as amended, or any similar United States federal or state law or foreign law relating to bankruptcy, insolvency, receivership, winding up, liquidation, reorganization or relief of debtors or any amendment to, succession to or change in any such law.

“Board of Directors” means the board of directors of the Company or any Guarantor, as the case may be, or any duly authorized committee of such board.

“Board Resolution” means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company or any Guarantor, as the case may be, to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, and delivered to the Trustee.

“Business Day” means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions or trust companies in The City of New York or the city in which the Corporate Trust Office of the Trustee is located are authorized or obligated by law, regulation or executive order to close.

“Capital Lease Obligation” of any Person means any obligation of such Person and its Subsidiaries on a Consolidated basis under any capital lease of (or other agreement conveying the right to use) real or personal property which, in accordance with GAAP, is required to be recorded as a capitalized lease obligation; provided, that, for the elimination of doubt, a “Capital Lease Obligation” shall not include any straight-line or operating lease, irrespective of whether such lease would be required to be reflected as a liability on a balance sheet prepared in accordance with GAAP.

“Capital Stock” of any Person means any and all shares, interests, participations, rights in or other equivalents (however designated) of such Person’s capital stock, other equity interests whether now outstanding or issued after the date hereof, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

“Cash Equivalents” means:

(1)            any evidence of Indebtedness issued or directly and fully guaranteed or insured by the United States or any agency or instrumentality thereof,

(2)            deposits, certificates of deposit or acceptances of any financial institution that is a member of the Federal Reserve System and whose senior unsecured debt is rated at least “A-1” by S&P, or at least “P-1” by Moody’s,

(3)            commercial paper with a maturity of 365 days or less issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and rated at least “A-1” by S&P and at least “P-1” by Moody’s,

(4)            repurchase agreements and reverse repurchase agreements relating to marketable direct obligations issued or unconditionally guaranteed by the United States or issued by any agency thereof and backed by the full faith and credit of the United States maturing within 365 days from the date of acquisition, and

(5)            money market funds which invest substantially all of their assets in securities described in the preceding clauses (1) through (4).

“Change of Control” means the occurrence of any of the following events:

(1)            any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than Permitted Holders, is or becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all shares that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock entitled to exercise more than 50% of the total voting power of all outstanding Voting Stock of the Company;

(2)            the Company consolidates with or merges with or into any Person or sells, assigns, conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any Person, or any Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where

(A)            the outstanding Voting Stock of the Company is changed into or exchanged for Voting Stock of the surviving corporation which is not Redeemable Capital Stock; and

(B)            immediately after such transaction, no “person” or “group,” other than Permitted Holders, is the beneficial owner (as defined in Rules 13d-3 and 13d-5 under the Exchange Act, except that a Person shall be deemed to have beneficial ownership of all securities that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of Voting Stock entitled to exercise more than 50% of the total voting power of all outstanding Voting Stock of the surviving corporation; or

(3)            the Company is liquidated or dissolved or adopts a plan of liquidation or dissolution other than in a transaction which complies with the provisions described in Article Eight.

For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred. Notwithstanding the preceding or any provision of Rule 13d-3 of the Exchange Act, (i) a Person or group shall not be deemed to beneficially own Voting Stock subject to a stock or asset purchase agreement, merger agreement, option agreement, warrant agreement or similar agreement (or voting or option or similar agreement related thereto) until the consummation of the acquisition of the Voting Stock in connection with the transactions contemplated by such agreement, and (ii) a Person or group will not be deemed to beneficially own the Voting Stock of a second Person as a result of its ownership of Voting Stock or other securities of such second Person’s parent entity (or related contractual rights) unless it owns 50% or more of the total voting power of the Voting Stock entitled to vote for the election of directors of such parent entity having a majority of the aggregate votes on the Board of such parent entity.

“Change of Control Repurchase Event” means the occurrence of both a Change of Control and a Ratings Event.

“Class A Common Stock” means the Company’s Class A Common Stock, $0.05 par value per share.

“Class B Common Stock” means the Company’s Class B Common Stock, $0.05 par value per share.

“Clearstream” means Clearstream, societe anonyme (or any successor securities clearing agency).

“Commission” means the Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or if at any time after the execution of this Indenture such Commission is not existing and performing the duties now assigned to it under the Securities Act, Exchange Act and Trust Indenture Act then the body performing such duties at such time.

“Commodity Price Protection Agreement” means any forward contract, commodity swap, commodity option or other similar financial agreement or arrangement relating to, or the value which is dependent upon, fluctuations in commodity prices.

“Common Stock” means the Class A Common Stock and Class B Common Stock.

“Company” means Ingles Markets, Incorporated, a corporation incorporated under the laws of North Carolina, until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Request” or “Company Order” means a written request or order signed in the name of the Company, by any one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by any one of its Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, and delivered to the Trustee.

“Consolidated Fixed Charges” of any Person means (A) Consolidated Interest Expense (excluding amortization or write-off of deferred financing costs) plus (B) all cash dividend payments (excluding items eliminated in consolidation) on any series Preferred Stock of such Person or any of its Subsidiaries.

“Consolidated Income Tax Expense” of any Person means, for any period, the provision for federal, state, local and foreign income taxes of such Person and its Consolidated Subsidiaries for such period as determined in accordance with GAAP.

“Consolidated Interest Expense” of any Person means, without duplication, for any period, the sum of:

(a)            the interest expense of such Person and its Subsidiaries for such period, on a Consolidated basis, including, without limitation,

(1)            amortization of debt discount,

(2)            the net costs associated with Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements (including amortization of discounts),

(3)            the interest portion of any deferred payment obligation,

(4)            all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing, and

(5)            accrued interest, plus

(b) (1)  the interest component of the Capital Lease Obligations paid, accrued and/or scheduled to be paid or accrued by such Person and its Subsidiaries during such period and

(2)  all capitalized interest of such Person and its Subsidiaries, plus

(c)            the interest expense under any Guaranteed Debt of such Person and any Subsidiary to the extent not included under clause (a)(3) above, whether or not paid by such Person or its Subsidiaries.

“Consolidated Net Income (Loss)” of any Person means, for any period, the Consolidated net income (or loss) of such Person and its Subsidiaries for such period on a Consolidated basis as determined in accordance with GAAP, adjusted, to the extent included in calculating such net income (or loss), by excluding, without duplication,

(1)            all extraordinary gains or losses net of taxes (less all fees and expenses relating thereto),

(2)            the portion of net income (or loss) of such Person and its Subsidiaries on a Consolidated basis allocable to minority interests in unconsolidated Persons to the extent that cash dividends or distributions have not actually been received by such Person or one of its Consolidated Subsidiaries,

(3)            any net after-tax gains or losses (less all fees and expenses or charges relating thereto) attributable to the early extinguishment of Interest Rate Agreements, Currency Hedging Agreements, Commodity Price Protection Agreements or other derivative instruments,

(4)            any gain or loss, net of taxes, realized upon the termination of any employee pension benefit plan,

(5)            gains or losses, net of taxes (less all fees and expenses relating thereto), in respect of dispositions of assets other than (a) in the ordinary course of business and (b)  the disposition of real property outside the ordinary course of business,

(6)            the net income of any Subsidiary to the extent that the declaration of dividends or similar distributions by that Subsidiary of that income is not at the time permitted, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Subsidiary or its stockholders,

(7)            any restoration to net income of any contingency reserve, except (a) to the extent provision for such reserve was made out of income accrued at any time following the date of this Indenture and (b) the contingency reserve for contingent income tax liabilities not to exceed $2.0 million in the aggregate,

(8)            any net gain or loss arising from the acquisition of any securities or extinguishment, under GAAP, of any Indebtedness of such Person, and

(9)  any impairment charges or asset write-offs, in each case pursuant to GAAP, and the amortization of intangibles and other fair value adjustments arising pursuant to GAAP.

“Consolidated Non-cash Charges” of any Person means, for any period, the aggregate depreciation, amortization and other non-cash charges of such Person and its Subsidiaries on a Consolidated basis for such period, as determined in accordance with GAAP (excluding any non-cash charge which requires an accrual or reserve for cash charges for any future period).

“Consolidated Secured Leverage Ratio” means, as of any date of determination, the ratio of (A) (x) the aggregate amount of all Indebtedness of the Company and its Subsidiaries secured by Liens at the end of the most recent fiscal period, for which financial information in respect thereof is available immediately preceding the date of the transaction (the “Transaction Date”) giving rise to the need to calculate the Consolidated Secured Leverage Ratio minus (y) the aggregate amount of cash and Cash Equivalents of the Company and its Subsidiaries to (B) the aggregate amount of EBITDA for the Company for the four full fiscal quarters, treated as one period, for which financial information in respect thereof is available immediately preceding the Transaction Date (such four full fiscal quarter period being referred to herein as the “Four Quarter Period”).  In addition, for purposes of calculating the ratio such calculation shall give pro forma effect (as calculated in accordance with Article 11 of Regulation S-X under the Securities Act of 1933 or any successor provision) to:

(1) the incurrence of the Indebtedness giving rise to the need to make such calculation and (if applicable) the application of the net proceeds therefrom, including to refinance other Indebtedness, as if such Indebtedness was incurred, and the application of such proceeds occurred, on the first day of such period;

(2) the incurrence, repayment or retirement of any other Indebtedness by the Company and its Subsidiaries since the first day of such period as if such Indebtedness was incurred, repaid or retired at the beginning of such period (other than the incurrence or repayment of indebtedness in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement);

(3) in the case of Acquired Indebtedness or any acquisition occurring at the time of the incurrence of such Indebtedness, the related acquisition, assuming such acquisition had been consummated on the first day of such period; and

(4) any acquisition or disposition by the Company and its Subsidiaries of any company or any business or any assets out of the ordinary course of business, whether by merger, stock purchase or sale or asset purchase or sale, or any related repayment of Indebtedness, in each case since the first day of such period, assuming such acquisition or disposition had been consummated on the first day of such period;

provided that in making such computation, the Consolidated Interest Expense attributable to interest on any Indebtedness computed on a pro forma basis and (A) bearing a floating interest rate shall be computed as if the rate in effect on the date of computation had been the applicable rate for the entire period (other than with respect to Indebtedness incurred in the ordinary course of business for working capital purposes pursuant to any revolving credit agreement) and (B) which was not outstanding during the period for which the computation is being made but which bears, at the option of such Person, a fixed or floating rate of interest, shall be computed by applying at the option of such Person either the fixed or floating rate.

Additionally, for purposes of the calculation of Consolidated Secured Leverage Ratio, in connection with securing any Indebtedness pursuant to clause (21) of the definition of “Permitted Liens,” the Company may elect, pursuant to an officers certificate delivered to the Trustee, to treat all or any portion of the commitment (such amount elected until revoked as described below, the “Elected Amount”) under any Indebtedness secured by a Lien as being Incurred as of the applicable calculation date, in which case (i) any subsequent Incurrence of such Indebtedness secured by Liens under such commitment (so long as the total amount under such Indebtedness does not exceed the Elected Amount) shall not be deemed, for purposes of this calculation, to be an Incurrence of additional Indebtedness at such subsequent time, (ii) the Company may revoke an election of an Elected Amount pursuant to an Officers’ Certificate delivered to the Trustee and (iii) for purposes of all subsequent calculations of the Consolidated Secured Leverage Ratio at any time during which such commitment remains effective, the Elected Amount (if any) shall be deemed to be outstanding, whether or not such amount is actually outstanding.

“Consolidated Tangible Assets” of any Person means, at any time, for such Person and its Subsidiaries on a consolidated basis, an amount equal to (a) the Consolidated assets of the Person and its Subsidiaries minus (b) all Intangible Assets of the Person and its Subsidiaries at that time.

“Consolidation” means, with respect to any Person, the consolidation of the accounts of such Person and each of its Subsidiaries if and to the extent the accounts of such Person and each of its Subsidiaries would normally be consolidated with those of such Person, all in accordance with GAAP.  The term “Consolidated” shall have a similar meaning.

“Corporate Trust Office” means the designated corporate trust office of the Trustee or an affiliate or agent thereof at which at any particular time the corporate trust business for the purposes of this Indenture shall be principally administered, which office at the date of execution of this Indenture is located at 333 Clay Street, Suite 3800, Houston, TX 77002, Attn: Gregory Yanok.

“Currency Hedging Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions:  foreign exchange contracts, currency swap agreements or other similar agreements or arrangements designed to protect against the fluctuations in currency values.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Depositary” means, with respect to the Securities issued in the form of one or more Book-Entry Securities, The Depository Trust Company (“DTC”), its nominees and successors, or another Person designated as Depositary by the Company, which must be a clearing agency registered under the Exchange Act.

“Derivative Instrument” with respect to a Person, means any contract, instrument or other right to receive payment or delivery of cash or other assets to which such Person or any Affiliate of such Person that is acting in concert with such Person in connection with such Person’s investment in the Securities (other than a Screened Affiliate) is a party (whether or not requiring further performance by such Person), the value and/or cash flows of which (or any material portion thereof) are materially affected by the value and/or performance of the Securities and/or the creditworthiness of the Company and/or any one or more of the Guarantors (the “Performance References”).

“EBITDA” means, for any period, an amount equal to, for the Company and its consolidated Subsidiaries:

(a)            the sum of Consolidated Net Income (Loss) for that period, plus the following to the extent reducing Consolidated Net Income (Loss) for that period:

(1)            income taxes,

(2)            Consolidated Fixed Charges,

(3)            depreciation,

(4)            amortization expense,

(5)            any non-cash impairment charge or asset write-off and the amortization of intangibles,

(6)            inventory purchase accounting adjustments and amortization and impairment charges resulting from other purchase accounting adjustments in connection with acquisitions,

(7)            any expenses or charges related to any offering of securities, investment, acquisition, disposition, recapitalization or the incurrence, modification or repayment of Indebtedness permitted to be incurred by this Indenture (including a Refinancing thereof) (whether or not successful),

(8)            any other non-cash items (other than any non-cash item to the extent that it represents an accrual of or reserve for cash expenditures in any future period),

(9)            the amount of any non-recurring or unusual cash charges (which, for the elimination of doubt, shall include retention, severance, or systems establishment costs), and

(10)            expected cost savings, operating expense reductions, restructuring charges and expenses and cost-saving synergies projected by the Company in good faith to result from actions with respect to which substantial steps have been, will be, or are expected to be, taken (in the good faith determination of the Company and evidenced by an Officers’ Certificate) within 15 months of such period.

“Equity Offering” means any public or private sale of Common Stock (other than Redeemable Capital Stock).

“Euroclear” means the Euroclear Clearance System (or any successor securities clearing agency).

“Event of Default” has the meaning specified in Section 5.01.

“Exchange Act” means the Securities Exchange Act of 1934, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Fair Market Value” means, with respect to any asset or property, the sale value that would be obtained in an arm’s-length free market transaction between an informed and willing seller under no compulsion to sell and an informed and willing buyer under no compulsion to buy.  Fair Market Value shall be determined by the Board of Directors of the Company acting in good faith and shall be evidenced by a resolution of the Board of Directors.

“Generally Accepted Accounting Principles” or “GAAP” means generally accepted accounting principles in the United States, consistently applied, which are in effect on the date of this Indenture.

“Global Securities” means the Rule 144A Global Securities and the Regulation S Global Securities, if any, to be issued as Book-Entry Securities issued to the Depositary in accordance with Section 3.06.

“Guarantee” means the guarantee by any Guarantor of the Company’s Indenture Obligations.

“Guaranteed Debt” of any Person means, without duplication, all Indebtedness of any other Person referred to in the definition of Indebtedness below guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement

(1)            to pay or purchase such Indebtedness or to advance or supply funds for the payment or purchase of such Indebtedness,

(2)            to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Indebtedness or to assure the holder of such Indebtedness against loss,

(3)            to supply funds to, or in any other manner invest in, the debtor (including any agreement to pay for property or services without requiring that such property be received or such services be rendered),

(4)            to maintain working capital or equity capital of the debtor, or otherwise to maintain the net worth, solvency or other financial condition of the debtor or to cause such debtor to achieve certain levels of financial performance, or

(5)            otherwise to assure a creditor against loss;

provided that the term “guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business.

“Guarantor” means any Subsidiary which becomes a guarantor of the Securities after the date of this Indenture by executing a guarantee of the Securities pursuant to Section 10.08 or Section 10.10 until a successor replaces such party pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor.

“Holder” means the Person in whose name a Security is registered in the Security Register.

“Indebtedness” means, with respect to any Person, without duplication,

(1)            all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services, excluding (x) any trade payables and other accrued current liabilities arising in the ordinary course of business and (y) any earn-out obligation until such obligation becomes a liability on the balance sheet of such person in accordance with GAAP, but including, without limitation, all obligations, contingent or otherwise, of such Person in connection with any letters of credit issued under letter of credit facilities, acceptance facilities or other similar facilities,

(2)            all obligations of such Person evidenced by bonds, notes, debentures or other similar instruments,

(3)            all indebtedness created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even if the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), but excluding trade payables arising in the ordinary course of business,

(4)            all obligations under Interest Rate Agreements, Currency Hedging Agreements or Commodity Price Protection Agreements of such Person; provided that Interest Rate Agreements, Currency Hedging Agreements and Commodity Price Protection Agreements shall not be deemed “Indebtedness” if entered into for bona fide hedging purposes of the Company or any Subsidiary (as determined in good faith by the Company, whether or not accounted for as a hedge in accordance with GAAP),

(5)            all Capital Lease Obligations of such Person,

(6)            all Indebtedness referred to in clauses (1) through (5) above of other Persons and all dividends of other Persons, the payment of which is secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien, upon or with respect to property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness,

(7)            all Guaranteed Debt of such Person,

(8)            all Redeemable Capital Stock issued by such Person valued at the greater of its voluntary or involuntary maximum fixed repurchase price plus accrued and unpaid dividends, and (9)  any amendment, supplement, modification, deferral, renewal, extension, refunding or refinancing of any liability of the types referred to in clauses (1) through (8) above.

For purposes hereof, the “maximum fixed repurchase price” of any Redeemable Capital Stock which does not have a fixed repurchase price shall be calculated in accordance with the terms of such Redeemable Capital Stock as if such Redeemable Capital Stock were purchased on any date on which Indebtedness shall be required to be determined pursuant to this Indenture, and if such price is based upon, or measured by, the Fair Market Value of such Redeemable Capital Stock, such Fair Market Value to be determined in good faith by the board of directors of the Company of such Redeemable Capital Stock.

“Indenture” means this instrument as originally executed (including all exhibits and schedules thereto) and as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof.

“Indenture Obligations” means the obligations of the Company and any other obligor under this Indenture or under the Securities, including any Guarantor, to pay principal of, premium, if any, and interest when due and payable, and all other amounts due or to become due under or in connection with this Indenture, the Securities and the performance of all other obligations to the Trustee and the Holders under this Indenture and the Securities, according to the respective terms thereof.

“Initial Purchasers” means BofA Securities, Inc., Truist Securities, Inc. and J.P. Morgan Securities LLC.

“Initial Securities” means the first $350.0 million aggregate principal amount of the Securities issued under this Indenture on the date hereof.

“Intangible Assets” means intellectual property, goodwill and other intangible assets, in each case determined in accordance with GAAP.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Interest Rate Agreements” means one or more of the following agreements which shall be entered into by one or more financial institutions:  interest rate protection agreements (including, without limitation, interest rate swaps, caps, floors, collars and similar agreements) and/or other types of interest rate hedging agreements from time to time.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency in the event that either Moody’s and/or S&P has not then rated the Securities.

“Issue Date” means the original issue date of the Initial Securities under this Indenture.

“Lien” means any mortgage or deed of trust, charge, pledge, lien (statutory or otherwise), security interest, or similar encumbrance with respect to any property of any kind (including any conditional sale, capital lease or other title retention agreement, any leases in the nature thereof, and any agreement to give any security interest), real or personal, movable or immovable, now owned or hereafter acquired.  A Person will be deemed to own subject to a Lien any property which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease Obligation or other title retention agreement; provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Long Derivative Instrument” means a Derivative Instrument (i) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with positive changes to the Performance References and/or (ii) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with negative changes to the Performance References.

“Maturity” means, when used with respect to the Securities, the date on which the principal of the Securities becomes due and payable as therein provided or as provided in this Indenture, whether at Stated Maturity, the Offer Date or the Redemption Date and whether by declaration of acceleration, Change of Control Offer in respect of a Change of Control Repurchase Event, call for redemption or otherwise.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Short” means, with respect to a Holder or beneficial owner, as of a date of determination, either (i) the value of its Short Derivative Instruments exceeds the sum of the (x) the value of its Securities plus (y) the value of its Long Derivative Instruments as of such date of determination or (ii) it is reasonably expected that such would have been the case were a Failure to Pay or Bankruptcy Credit Event (each as defined in the 2014 ISDA Credit Derivatives Definitions) to have occurred with respect to the Company or any Guarantor immediately prior to such date of determination.

“Non-U.S. Person” means a Person that is not a “U.S. person” as defined in Regulation S under the Securities Act.

“Offering Memorandum” means the Final Offering Memorandum dated June 14, 2021 relating to the offering of the Securities.

“Officers’ Certificate” means a certificate signed by the Chairman of the Board, the President, the Chief Executive Officer, the Chief Financial Officer or a Vice President (regardless of Vice Presidential designation), and by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary, of the Company or any Guarantor, as the case may be, and in form and substance reasonably satisfactory to, and delivered to, the Trustee.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company, any Guarantor or the Trustee, and which opinion shall be in form and substance reasonably satisfactory to the Trustee.

 “Outstanding” when used with respect to Securities means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(a)            Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)            Securities, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company or any Affiliate thereof) in trust or set aside and segregated in trust by the Company (if the Company or any Affiliate thereof shall act as its own Paying Agent) for the Holders of such Securities; provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor reasonably satisfactory to the Trustee has been made;

(c)            Securities, to the extent provided in Sections 4.02 and 4.03, with respect to which the Company has effected defeasance or covenant defeasance as provided in Article Four;

(d)            Securities in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee and the Company proof reasonably satisfactory to each of them that such Securities are held by a bona fide purchaser in whose hands the Securities are valid obligations of the Company; and

(e)            Securities which have been paid in accordance with Section 3.08 hereof.

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company, any Guarantor, or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the reasonable satisfaction of the Trustee the pledgee’s right so to act with respect to such Securities and that the pledgee is not the Company, any Guarantor or any other obligor upon the Securities or any Affiliate of the Company, any Guarantor or such other obligor.

“Paying Agent” means any Person (including the Company) authorized by the Company to pay the principal of, premium, if any, or interest on, any Securities on behalf of the Company.

“Permitted Holders” means (i) Robert P. Ingle II; (ii) the spouse, issue, issue’s spouses or grandchildren or other members of the immediate family of Robert P. Ingle II or such other person; (iii) any trusts created for the benefit of the Persons described in clauses (i), (ii) or (iv) or any trust for the benefit of any such trust; (iv) in the event of the incompetence or death of any of the Persons described in clauses (i) and (ii), such Person’s estate, executor, administrator, committee or other personal representative or beneficiaries, in each case who at any particular date shall beneficially own or have the right to acquire, directly or indirectly, equity interests of the Company; or (v) the Ingles Markets, Incorporated Investment/Profit Sharing Plan and Trust.

“Permitted Liens” means the following types of Liens:

(1)            Liens for taxes, assessments or governmental charges or claims either (a) not delinquent or (b) contested in good faith by appropriate proceedings and as to which the Company or its Subsidiaries shall have set aside on its books such reserves as may be required pursuant to GAAP;

(2)            statutory Liens of landlords and Liens of carriers, warehousemen, mechanics, suppliers, materialmen, repairmen and other Liens imposed by law incurred in the ordinary course of business for sums not yet delinquent or being contested in good faith, if such reserve or other appropriate provision, if any, as shall be required by GAAP, shall have been made in respect thereof;

(3)            Liens incurred or deposits made in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money);

(4)            judgment Liens not giving rise to an Event of Default so long as such Lien is adequately bonded and any appropriate legal proceedings which may have been duly initiated for the review of such judgment shall not have been finally terminated or the period within which such proceedings may be initiated shall not have expired;

(5)            easements, rights-of-way, zoning restrictions and other similar charges or encumbrances in respect of real property not interfering in any material respect with the ordinary conduct of the business of the Company or any of its Subsidiaries;

(6)            any interest or title of a lessor under any Capital Lease Obligation; provided that such Liens do not extend to any property or assets which is not leased property subject to such Capital Lease Obligation;

(7)            Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(8)            Liens securing reimbursement obligations with respect to commercial letters of credit which encumber documents and other property relating to such letters of credit and products and proceeds thereof;

(9)            Liens encumbering deposits made to secure obligations arising from statutory, regulatory, contractual, or warranty requirements of the Company or any of its Subsidiaries, including rights of offset and set-off;

(10)            Liens securing Interest Swap Obligations which Interest Swap Obligations relate to Indebtedness that is otherwise permitted under this Indenture;

(11)            Liens securing obligations in respect of (x) Indebtedness (including Capital Leases) Incurred by the Company or any Subsidiary to finance (whether prior to or within 270 days after) the acquisition, lease, construction, installation, repair, replacement or improvement of property (real or personal) or equipment (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Attributable Debt in respect of any sale and leaseback arrangements not in violation of this Indenture or (y) any guarantee by the Company or any Subsidiary of Indebtedness or other obligations of the Company or any Subsidiary so long as the Incurrence of such Indebtedness Incurred by the Company or such Subsidiary is permitted under the terms of this Indenture; provided that if such Indebtedness is by its express terms subordinated in right of payment to the Securities or the Guarantee (if any) of such Subsidiary, as applicable, any such guarantee with respect to such Indebtedness shall be subordinated in right of payment to the Securities or such Guarantee, as applicable, substantially to the same extent as such Indebtedness is subordinated to the Securities or the Guarantee, as applicable;

(12)            Liens (A) on assets, property or shares of Capital Stock of a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Company or any other Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition) or (B) on assets or property of any Person at the time the Company or a Subsidiary acquired the assets or property of such Person, including any acquisition by means of a merger, amalgamation or consolidation with or into the Company or any Subsidiary or such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition or such Person becoming a Subsidiary; provided, further, however, that the Liens may not extend to any other property owned by the Company or any Subsidiary (other than pursuant to after-acquired property clauses in effect with respect to such Lien at the time of acquisition on property of the type that would have been subject to such Lien notwithstanding the occurrence of such acquisition) or such Person becoming a Subsidiary;

(13)            Liens on assets of a Subsidiary of the Company that is not a Guarantor to secure Indebtedness of such Subsidiary that is otherwise permitted under this Indenture;

(14)            leases, subleases, licenses and sublicenses granted to others that do not materially interfere with the ordinary course of business of the Company and its Subsidiaries;

(15)            banker’s Liens, rights of setoff and similar Liens with respect to cash and Cash Equivalents on deposit in one or more bank accounts in the ordinary course of business;

(16)            Liens arising from filing Uniform Commercial Code financing statements regarding leases or other obligations not constituting Indebtedness;

(17)            Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods;

(18)            Liens existing as of the Issue Date to the extent and in the manner such Liens are in effect on the Issue Date;

(19)            Liens securing the Securities and the Guarantees;

(20)            Liens in favor of the Company or a Subsidiary of the Company on assets of any Subsidiary of the Company;

(21)            Liens securing Indebtedness of the Company or any Guarantor (and guarantees of such Indebtedness by any Subsidiaries that have become Guarantors) in an aggregate principal amount outstanding at any time not to exceed the greater of (x) $500.0 million and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 2.00 to 1.0 under (i) one or more revolving credit facilities, lines of credit, letters of credit or term loans or (ii) any Refinancing thereof;

(22)            Liens securing any Refinancing which is incurred to refinance any Indebtedness which has been secured by a Lien permitted under this Indenture and which has been incurred in accordance with the provisions of this Indenture; provided, however, that such Liens:  (i) are no less favorable to the holders in any material respect and are not more favorable to the lienholders in any material respect with respect to such Liens than the Liens in respect of the Indebtedness being refinanced; and (ii) do not extend to or cover any property or assets of the Company or any of its Subsidiaries whose value exceeds the assets or property which secured the Indebtedness so refinanced; provided, further, that in the event that the property or assets being secured is not the same property or assets which secured the Indebtedness so refinanced, the Company shall provide an Officers’ Certificate to the Trustee certifying that the Liens securing such refinancing are in compliance with this clause (22);

(23)            Liens securing Indebtedness or other obligations of a Guarantor owing to the Company or another Guarantor permitted to be incurred pursuant to this Indenture;

(24)            other Liens securing Indebtedness; provided that the aggregate principal amount of all obligations secured pursuant to this clause (24) shall not exceed the greater of (x) $100.0 million and (y) 5.0% of Consolidated Tangible Assets at any one time outstanding;

(25)  Liens incurred to secure cash management services or to implement cash pooling arrangements in the ordinary course of business;

(26)  Liens (i) in favor of credit card companies pursuant to agreements therewith, and (ii) in favor of customers, in each case in the ordinary course of business;

(27)  Liens that are contractual rights of set-off relating to purchase orders and other agreements entered into with customers, suppliers or service providers of the Company or any Subsidiary in the ordinary course of business; and

(28)  in the case of real property that constitutes a leasehold interest (i) any Lien to which the fee simple interest (or any superior leasehold interest) is subject or (ii) any Lien in favor of a landlord on leasehold improvements in lease premises.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 in exchange for a mutilated Security or in lieu of a lost, destroyed or stolen Security shall be deemed to evidence the same debt as the mutilated, lost, destroyed or stolen Security.

“Preferred Stock” means, with respect to any Person, any Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over the Capital Stock of any other class in such Person.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Securities for reasons outside of the Company’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3(a)(62) under the Exchange Act selected by the Company or any direct or indirect parent of the Company as a replacement agency for Moody’s or S&P, as the case may be.

“Rating Category” means (1) with respect to S&P, any of the following categories: BBB, BB, B, CCC, CC, C and D (or equivalent successor categories); (2) with respect to Moody’s, any of the following categories: Baa, Ba, B, Caa, Ca, C and D (or equivalent successor categories); and (3) the equivalent of any such category of S&P or Moody’s used by any replacement Rating Agency appointed by the Company. In determining whether the rating of the Securities has decreased by one or more gradations, gradations within Rating Categories (+ and - for S&P; 1, 2 and 3 for Moody’s; or the equivalent gradations for another Rating Agency) shall be taken into account (e.g., with respect to S&P, a decline in a rating from BB+ to BB, as well as from BB- to B+, will constitute a decrease of one gradation).

“Rating Date” means the date that is 60 days prior to the earlier of (a) a Change of Control or (b) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control.

“Ratings Event” means the occurrence of the events described in (a) or (b) of this definition on, or within 60 days after the earlier of, (i) the occurrence of a Change of Control or (ii) public notice of the occurrence of a Change of Control or the intention by the Company to effect a Change of Control (which period shall be extended so long as the rating of the Securities is under publicly announced consideration for a possible downgrade by any Rating Agency):

(a) if the Securities are rated by both Rating Agencies on the Rating Date with an Investment Grade Rating, the rating of the Securities shall be reduced so that the Securities are rated below an Investment Grade Rating by both Rating Agencies;

(b) if the Securities are rated by one Rating Agency with an Investment Grade Rating on the Rating Date  and below an Investment Grade Rating by the other Rating Agency on the Rating Date, the rating of the Securities shall be reduced so that the Securities are rated below an Investment Grade Rating by both Rating Agencies; or

(c) if the Securities are rated below an Investment Grade Rating by both Rating Agencies on the Rating Date, the rating of the Securities by either Rating Agency shall be decreased by one or more gradations (including gradations within Rating Categories;

provided, however, that a rating event otherwise arising by virtue of a particular reduction in rating will not be deemed to have occurred in respect of a particular Change of Control (and thus will not be deemed a Ratings Event) if the Rating Agency making the reduction in rating to which this definition would otherwise apply does not announce or publicly confirm or inform the Company that the reduction was the result, in whole or in part, of any event or circumstance comprised of or arising as a result of, or in respect of, the applicable Change of Control (whether or not the applicable Change of Control has occurred at the time of the Ratings Event).

“Redeemable Capital Stock” means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the Securities or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a change of control of or sale of assets by the Company in circumstances where the holders of the Securities would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

“Redemption Date” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price” when used with respect to any Security to be redeemed pursuant to any provision in this Indenture means the price at which it is to be redeemed pursuant to this Indenture.

“Refinance” means, in respect of any Indebtedness, to refinance, extend, renew, refund, repay, prepay, repurchase, redeem, defease or retire, or to issue other Indebtedness, in exchange or replacement for, that Indebtedness.  “Refinanced” and “Refinancing” shall have correlative meanings.

“Regular Record Date” for the interest payable on any Interest Payment Date means June 1 or December 1 (whether or not a Business Day) next preceding such Interest Payment Date.

“Regulated Bank” means a commercial bank with a consolidated combined capital surplus of at least $5,000,000,000 that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board of Governors under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S” means Regulation S under the Securities Act, as amended from time to time.

“Regulation S Global Securities” means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Regulation S under the Securities Act.

“Representative” means BofA Securities, Inc., as representative of the several Initial Purchasers.

“Responsible Officer” when used with respect to the Trustee means any officer or employee assigned to the Corporate Trust Office or any agent of the Trustee appointed hereunder, including any vice president, assistant vice president, secretary, assistant secretary, or any other officer or assistant officer of the Trustee or any agent of the Trustee appointed hereunder to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with the particular subject.

“Rule 144A” means Rule 144A under the Securities Act, as amended from time to time.

“Rule 144A Global Securities” means one or more permanent global Securities in registered form representing the aggregate principal amount of Securities sold in reliance on Rule 144A under the Securities Act.

“S&P” means S&P Global Ratings, a segment of S&P Global Inc., and any successor to its rating agency business.

“Sale and Leaseback Transaction” means any direct or indirect arrangement relating to Property now owned or hereafter acquired by the Company or a Subsidiary whereby the Company or such Subsidiary of the Company transfers that Property to another Person and the Company or a Subsidiary of the Company leases it from that other Person (other than leases between the Company and a Subsidiary or between Subsidiaries) together with any Refinancings thereof.

“Securities” shall have the meaning set forth in the Recitals.  The Initial Securities and the Additional Securities shall be treated as a single class for all purposes under this Indenture, notwithstanding that Additional Securities will have different issuance dates, may have different issuance prices, and, in some cases, may have a different first interest payment date and CUSIP number.

“Securities Act” means the Securities Act of 1933, or any successor statute, and the rules and regulations promulgated by the Commission thereunder.

“Short Derivative Instrument” means a Derivative Instrument (i) the value of which generally decreases, and/or the payment or delivery obligations under which generally increase, with positive changes to the Performance References and/or (ii) the value of which generally increases, and/or the payment or delivery obligations under which generally decrease, with negative changes to the Performance References.

“Significant Subsidiary” means any Subsidiary that would be a “Significant Subsidiary” of the Company within the meaning of Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.09.

“Stated Maturity” means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

“Subordinated Indebtedness” means Indebtedness of the Company or a Guarantor subordinated in right of payment to the Securities or a Guarantee, as the case may be.

“Subsidiary” of a Person means:

(1)            any corporation more than 50% of the outstanding voting power of the Voting Stock of which is owned or controlled, directly or indirectly, by such Person or by one or more other Subsidiaries of such Person, or by such Person and one or more other Subsidiaries thereof, or

(2)            any limited partnership of which such Person or any Subsidiary of such Person is a general partner, or

(3)            any other Person in which such Person, or one or more other Subsidiaries of such Person, or such Person and one or more other Subsidiaries, directly or indirectly, has more than 50% of the outstanding partnership or similar interests or has the power, by contract or otherwise, to direct or cause the direction of the policies, management and affairs thereof.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.08 hereof in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Tax Code” means the Internal Revenue Code of 1986, as amended from time to time, and the regulation promulgated thereunder.

“Temporary Cash Investments” means (1) any evidence of Indebtedness, maturing not more than one year after the date of acquisition, issued by the United States of America, or an instrumentality or agency thereof, and guaranteed fully as to principal, premium, if any, and interest by the full faith and credit of the United States of America, (2) any certificate of deposit, maturing not more than one year after the date of acquisition, issued by, or time deposit of, a commercial banking institution that is a member of the Federal Reserve System and that has combined capital and surplus and undivided profits of not less than $500 million, whose debt has a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P, (3) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate or Subsidiary of the Company) organized and existing under the laws of the United States of America, any state thereof or the District of Columbia with a rating, at the time as of which any investment therein is made, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P and (4) any money market deposit accounts issued or offered by a domestic commercial bank having capital and surplus in excess of $500 million; provided that the short term debt of such commercial bank has a rating, at the time of Investment, of “P-1” (or higher) according to Moody’s or “A-1” (or higher) according to S&P.

“Treasury Rate” means, as of the applicable Redemption Date, the yield to maturity as of such Redemption Date of constant maturity United States Treasury securities (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to such Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from such Redemption Date to June 15, 2026; provided, however, that if no published maturity exactly corresponds with such date, then the Treasury Rate shall be interpolated or extrapolated on a straight-line basis from the arithmetic mean of the yields for the next shortest and next longest published maturities; provided further, however, that if the period from such redemption date to June 15, 2026, is less than one year, the weekly average yield on actively traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Indenture, until a successor trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor trustee.

“Trust Indenture Act” means the Trust Indenture Act of 1939, or any successor statute.

“Voting Stock” of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power in the aggregate under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

“Wholly Owned Subsidiary” means a Subsidiary all the Capital Stock of which is owned by the Company or another Wholly Owned Subsidiary (other than directors’ qualifying shares).

Section 1.02.  Other Definitions.

Term	Defined in Section
“Act”	1.05
“Agent Members”	3.06(a)

“Change of Control Offer”	10.11
“Change of Control Purchase Date”	10.11
“Change of Control Purchase Notice”	10.11(b)
“Change of Control Purchase Price”	10.11
“control”	1.01
“covenant defeasance”	4.03
“Defaulted Interest”	3.09
“defeasance”	4.02
“Defeasance Redemption Date”	4.04(1)
“Defeased Securities”	4.01
“DTC”	1.01
“maximum fixed repurchase price”	1.01
“Private Placement Legend”	2.02
“Required Filing Date”	10.12
“Restricted Period”	2.01
“Securities”	Recitals
“Security Register”	3.05
“Security Registrar”	3.05
“Special Payment Date”	3.09(a)
“Surviving Entity”	8.01(a)(i)
“Surviving Guarantor Entity”	8.01(b)(i)
“U.S. Government Obligations”	4.04(1)

Section 1.03.  Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company and any Guarantor (if applicable) and any other obligor on the Securities (if applicable) shall furnish to the Trustee an Officers’ Certificate in a form and substance reasonably acceptable to the Trustee stating that all conditions precedent, if any, provided for in this Indenture (including any covenant compliance with which constitutes a condition precedent) relating to the proposed action have been complied with, and an Opinion of Counsel in a form and substance reasonably acceptable to the Trustee stating that in the opinion of such counsel all such conditions precedent, if any, have been complied with, except that, in the case of any such application or request as to which the furnishing of such Officers’ Certificates or Opinions of Counsel is specifically required by any provision of this Indenture relating to such particular application or request, no additional Officers’ Certificate or Opinion of Counsel need be furnished.

Every Officers’ Certificate or Opinion of Counsel with respect to compliance with a condition or covenant provided for in this Indenture shall include:

(a)  a statement that each individual signing such Officers’ Certificate or individual or firm signing such Opinion of Counsel has read and understands such covenant or condition and the definitions herein relating thereto;

(b)  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers’ Certificate or Opinion of Counsel are based;

(c)  a statement that, in the opinion of each such individual or such firm, he, she or it has made such examination or investigation as is necessary to enable him, her or it to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)  a statement as to whether, in the opinion of each such individual or such firm, such condition or covenant has been complied with.

Section 1.04.  Form of Documents Delivered to Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any Officers’ Certificate or opinion of an Officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer knows, or in the exercise of reasonable care should know, that the Officers’ Certificate or Opinion of Counsel or representations with respect to the matters upon which his or her Officers’ Certificate or Opinion of Counsel is based are erroneous.  Any such Officers’ Certificate or Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company, any Guarantor or other obligor on the Securities stating that the information with respect to such factual matters is in the possession of the Company, any Guarantor or other obligor on the Securities, unless such Officer or counsel knows, or in the exercise of reasonable care should know, that the Officers’ Certificate or Opinion of Counsel or representations with respect to such matters are erroneous.  Opinions of Counsel required to be delivered to the Trustee may have qualifications customary for opinions of the type required and counsel delivering such Opinions of Counsel may rely on certificates of the Company, any Guarantor or government or other officials customary for opinions of the type required, including certificates certifying as to matters of fact, including that various financial covenants have been complied with.

Any Officers’ Certificate or opinion of an Officer of the Company, any Guarantor or other obligor on the Securities may be based, insofar as it relates to accounting matters, upon a certificate or opinion of, or representations by, an accountant or firm of accountants in the employ of the Company or any Guarantor unless such Officer knows, or in the exercise of reasonable care should know, that the Officers’ Certificate or opinion or representations with respect to the accounting matters upon which his, her or its Officers’ Certificate or opinion may be based are erroneous.  Any certificate or opinion of any independent firm of public accountants filed with the Trustee shall contain a statement that such firm is independent with respect to the Company and any Guarantors.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

Section 1.05.  Acts of Holders.

(a)            Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company.  Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders signing such instrument or instruments.  Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

(b)            The ownership of Securities shall be proved by the Security Register.

(c)            Any request, demand, authorization, direction, notice, consent, waiver or other Act by the Holder of any Security shall bind every future Holder of the same Security or the Holder of every Security issued upon the transfer thereof or in exchange therefor or in lieu thereof, in respect of anything done, suffered or omitted to be done by the Trustee, any Paying Agent or the Company, any Guarantor or any other obligor of the Securities in reliance thereon, whether or not notation of such action is made upon such Security.

(d)            The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him or her the execution thereof.  Where such execution is by a signer acting in a capacity other than his or her individual capacity, such certificate or affidavit shall also constitute sufficient proof of his or her authority.  The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

(e)            If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of such Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so.  Any such record date shall be the record date specified in or pursuant to such Board Resolution, which shall be a date not more than 30 days prior to the first solicitation of Holders generally in connection therewith and no later than the date such first solicitation is completed.

If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for purposes of determining whether Holders of the requisite proportion of Securities then Outstanding have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for this purpose the Securities then Outstanding shall be computed as of such record date; provided that no such request, demand, authorization, direction, notice, consent, waiver or other Act by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after such record date.

(f)            For purposes of this Indenture, any action by the Holders which may be taken in writing may be taken by electronic means or as otherwise reasonably acceptable to the Trustee.

Section 1.06.  Notices, etc., to the Trustee, the Company and Any Guarantor.

Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

(a)  the Trustee by any Holder or by the Company, or any Guarantor or any other obligor on the Securities shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to or with the Trustee at the Corporate Trust Office, Attention:  Corporate Trust Department, or at any other address previously furnished in writing to the Holders or the Company, any Guarantor or any other obligor on the Securities by the Trustee; or

(b)  the Company or any Guarantor by the Trustee or any Holder shall be sufficient for every purpose (except as provided in Section 5.01(c)) hereunder if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to the Company or such Guarantor addressed to it c/o Ingles Markets, Incorporated, 2913 U.S. Highway 70 West, Black Mountain, North Carolina 28711, Attention:  Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company or such Guarantor.

Section 1.07.  Notice to Holders; Waiver.

Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, or delivered by recognized overnight courier, to each Holder affected by such event, at its address as it appears in the Security Register, not later than the latest date, and not earlier than the earliest date, prescribed for the giving of such notice.  In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders.  Any notice when mailed to a Holder in the aforesaid manner shall be conclusively deemed to have been received by such Holder whether or not actually received by such Holder.  Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

In case by reason of the suspension of regular mail service or by reason of any other cause, it shall be impracticable to mail notice of any event as required by any provision of this Indenture, then any method of giving such notice as shall be reasonably satisfactory to the Trustee shall be deemed to be a sufficient giving of such notice.

Section 1.08.  Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 1.09.  Successors and Assigns.

All covenants and agreements in this Indenture by the Company and any Guarantors shall bind their respective successors and assigns, whether so expressed or not.

Section 1.10.  Severability Clause.

In case any provision in this Indenture or in the Securities or Guarantees, if any, shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 1.11.  Benefits of Indenture.

Nothing in this Indenture or in the Securities or Guarantees, if any, express or implied, shall give to any Person (other than the parties hereto and their successors hereunder, any Paying Agent and the Holders) any benefit or any legal or equitable right, remedy or claim under this Indenture.

Section 1.12.  GOVERNING LAW.

THIS INDENTURE, THE SECURITIES AND THE GUARANTEES, IF ANY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAW PRINCIPLES THEREOF THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

Section 1.13.  Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Maturity or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal or premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such Interest Payment Date or Redemption Date, or at the Maturity or Stated Maturity and no interest shall accrue with respect to such payment for the period from and after such Interest Payment Date, Redemption Date, Maturity or Stated Maturity, as the case may be, to the next succeeding Business Day.

Section 1.14.   Independence of Covenants.

All covenants and agreements in this Indenture shall be given independent effect so that if a particular action or condition is not permitted by any such covenants, the fact that it would be permitted by an exception to, or be otherwise within the limitations of, another covenant shall not avoid the occurrence of a Default or an Event of Default if such action is taken or condition exists.

Section 1.15.  Schedules and Exhibits.

All schedules and exhibits attached hereto are by this reference made a part hereof with the same effect as if herein set forth in full.

Section 1.16.  Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be deemed an original; but all such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 1.17.  U.S.A. Patriot Act.

The parties hereto acknowledge that in accordance with Section 326 of the U.S.A. Patriot Act, the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee.  The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the U.S.A. Patriot Act.

ARTICLE TWO

SECURITY FORMS

Section 2.01.  Forms Generally.

The Securities, the Guarantees, if any, and the Trustee’s certificate of authentication thereon shall be in substantially the forms set forth in this Article Two, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted hereby and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, any organizational document or governing instrument or applicable law or as may, consistently herewith, be determined by the officers executing such Securities and Guarantees, as evidenced by their execution of the Securities and Guarantees.  Any portion of the text of any Security may be set forth on the reverse thereof, with an appropriate reference thereto on the face of the Security.

The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities exchange on which the Securities may be listed, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

Securities offered and sold in reliance on Rule 144A shall be issued initially in the form of one or more Rule 144A Global Securities, substantially in the form set forth in Section 2.02, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee, in each case for credit to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by an authorized signatory of the Trustee as hereinafter provided.  The aggregate principal amount of the Rule 144A Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Securities offered and sold in reliance on Regulation S, if any, shall be issued in the form of one or more Regulation S Global Securities, substantially in the form set forth in Section 2.02, deposited upon issuance with the Trustee, as custodian for the Depositary, registered in the name of the Depositary, or its nominee in each case for credit by the Depositary to an account of a direct or indirect participant of the Depositary, duly executed by the Company and authenticated by an authorized signatory of the Trustee as hereinafter provided; provided, however, that upon such deposit through and including the 40th day after the later of the commencement of the Offering and the original issue date of the Securities (such period through and including such 40th day, the “Restricted Period”), all such Securities shall be credited to or through accounts maintained at the Depositary by or on behalf of Euroclear or Clearstream unless exchanged for interests in the Rule 144A Global Securities in accordance with the transfer and certification requirements described below.  The aggregate principal amount of the Regulation S Global Securities, if any, may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for the Depositary or its nominee, as hereinafter provided.

Section 2.02.  Form of Face of Security.

The form of the face of any Securities authenticated and delivered hereunder shall be substantially as follows:

Each Initial Security shall bear the legend set forth below (the “Private Placement Legend”) on the face thereof:

THE SECURITY (OR ITS PREDECESSOR) EVIDENCED HEREBY WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER SECTION 5 OF THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THE SECURITY EVIDENCED HEREBY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THE SECURITY EVIDENCED HEREBY IS HEREBY NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. THE HOLDER OF THE SECURITY EVIDENCED HEREBY AGREES FOR THE BENEFIT OF THE COMPANY THAT:

(A) SUCH SECURITY MAY BE RESOLD, PLEDGED OR OTHERWISE TRANSFERRED, ONLY:

(i)
(a) INSIDE THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) PURCHASING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A UNDER THE SECURITIES ACT, (b) OUTSIDE THE UNITED STATES TO A FOREIGN PERSON IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 903 OR RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (c) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT MADE AVAILABLE PURSUANT TO THE SAFE HARBOR PROVIDED BY RULE 144 THEREUNDER (IF APPLICABLE) OR (d) IN ACCORDANCE WITH ANOTHER EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT (AND BASED UPON AN OPINION OF COUNSEL ACCEPTABLE TO THE COMPANY IF THE COMPANY SO REQUESTS),

(ii)	TO THE COMPANY OR

(iii)	PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT AND, IN EACH CASE, IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER APPLICABLE JURISDICTION; AND

(B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THE SECURITY EVIDENCED HEREBY OF THE RESALE RESTRICTIONS SET FORTH IN CLAUSE (A) ABOVE. NO REPRESENTATION CAN BE MADE AS TO THE AVAILABILITY OF THE SAFE HARBOR PROVIDED BY RULE 144 FOR RESALE OF THE SECURITY EVIDENCED HEREBY.

THIS SECURITY MAY NOT BE ACQUIRED OR HELD WITH THE ASSETS OF (I) AN “EMPLOYEE BENEFIT PLAN” (AS DEFINED IN SECTION 3(3) OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”)) THAT IS SUBJECT TO ERISA, (II) A “PLAN” WHICH IS SUBJECT TO SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), (III) ANY ENTITY DEEMED UNDER ERISA TO HOLD “PLAN ASSETS” OF ANY OF THE FOREGOING BY REASON OF AN EMPLOYEE BENEFIT PLAN’S OR PLAN’S INVESTMENT IN SUCH ENTITY, OR (IV) A GOVERNMENTAL PLAN OR CHURCH PLAN SUBJECT TO APPLICABLE LAW THAT IS SIMILAR IN PURPOSE OR EFFECT TO THE FIDUCIARY RESPONSIBILITY OR PROHIBITED TRANSACTION PROVISIONS OF ERISA OR SECTION 4975 OF THE CODE (“SIMILAR LAW”), UNLESS THE ACQUISITION AND HOLDING OF THIS SECURITY (AND ANY EXCHANGE OF THE NOTE FOR AN EXCHANGE NOTE) BY THE PURCHASER OR TRANSFEREE, THROUGHOUT THE PERIOD THAT IT HOLDS THIS SECURITY, WILL NOT CONSTITUTE OR RESULT IN A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A SIMILAR VIOLATION UNDER ANY APPLICABLE SIMILAR LAW. BY ITS ACQUISITION OR HOLDING OF THIS SECURITY, EACH PURCHASER AND TRANSFEREE WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT THE FOREGOING REQUIREMENTS HAVE BEEN SATISFIED.

[Legend if Security is a Global Security]

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE OF A DEPOSITARY OR A SUCCESSOR DEPOSITARY.  TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF CEDE & CO. OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 3.06 AND 3.07 OF THE INDENTURE.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE, OR PAYMENT AND ANY SUCH CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

INGLES MARKETS, INCORPORATED

4.000% SENIOR NOTE DUE 2031

CUSIP NO. ______________

No. __________	$_______________________

Ingles Markets, Incorporated, a North Carolina corporation (herein called the “Company,” which term includes any successor Person under the Indenture hereinafter referred to), for value received, hereby promises to pay to __________ or registered assigns, the principal sum of __________ United States dollars on June 15, 2031 [(or such other amount identified on the Schedule of Exchanges of Global Security attached hereto)]1, at the office or agency of the Company referred to below, and to pay interest thereon from June 17, 2021, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, semiannually on June 15 and December 15 in each year, commencing December 15, 2021, at the rate of 4.000% per annum, subject to adjustments as described in the second following paragraph, in United States dollars, until the principal hereof is paid or duly provided for.  Interest shall be computed on the basis of a 360-day year composed of twelve 30-day months.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Any such interest not so punctually paid, or duly provided for, and interest on such defaulted interest at the interest rate borne by the Securities, to the extent lawful, shall forthwith cease to be payable to the Holder on such Regular Record Date, and may either be paid to the Person in whose name this Security (or any Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, all as more fully provided in this Indenture.

[1]	To be included if the Security is a Global Security.

Payment of the principal of, premium, if any, and interest on, this Security, and exchange or transfer of the Security, will be made at the office or agency of the Company maintained for that purpose (which initially will be the  Corporate Trust Office of the Trustee located at  333 Clay Street, Suite 3800, Houston, TX 77002, Attn: Gregory Yanok), or at such other office or agency as may be maintained for such purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

This Security is entitled to the benefits of any future Guarantees by any applicable Guarantors of the punctual payment when due and performance of the Indenture Obligations made in favor of the Trustee for the benefit of the Holders.

Unless the certificate of authentication hereon has been duly executed by the Trustee referred to on the reverse hereof or by the authenticating agent appointed as provided in the Indenture by manual signature of an authorized signer, this Security shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed by the manual or facsimile signature of its authorized officers.

INGLES MARKETS, INCORPORATED

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the 4.000% Senior Notes due 2031 referred to in the within-mentioned Indenture.

TRUIST BANK, solely as Trustee

By:
Authorized Signatory

Dated:

OPTION OF HOLDER TO ELECT PURCHASE

If you wish to have this Security purchased by the Company pursuant to Section 10.11, of the Indenture, check the Box:  [ ].

If you wish to have a portion of this Security purchased by the Company pursuant to Section 10.11 of the Indenture, state the amount (in original principal amount):

$_______________.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

Section 2.03.  Form of Reverse of Securities.

The form of the reverse of the Securities shall be substantially as follows:

INGLES MARKETS, INCORPORATED

4.000% Senior Note due 2031

This Security is one of a duly authorized issue of Securities of the Company designated as its 4.000% Senior Notes due 2031 (herein called the “Securities”), limited, with respect to the Securities first issued under the Indenture, to an aggregate principal amount of $350.0 million, issued under and subject to the terms of an indenture (herein called the “Indenture” dated as of June 17, 2021, between the Company and Truist Bank, a North Carolina banking corporation, as trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Guarantors, if any, the Trustee and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.  The Indenture permits the issuance of Additional Securities subject to compliance with certain conditions.  If there exists any conflict between this Security and the Indenture, the provisions of the Indenture shall govern.

The Securities are subject to redemption at any time on or after June 15, 2026, at the option of the Company, in whole or in part, on not less than 10 nor more than 60 days’ prior notice, in denominations of $1,000 and any integral multiple thereof, at the following redemption prices (expressed as percentages of the principal amount), if redeemed during the 12-month period beginning on June 15 of the years indicated below:

Year	Redemption Price
2026	102.000%
2027	101.333%
2028	100.667%
2029 and thereafter	100.000%

The amount payable to the holder of a Security shall be equal to the applicable Redemption Price of the Securities redeemed, plus accrued and unpaid interest, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

In addition, at any time prior to June 15, 2024, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the aggregate principal amount of Securities issued under the Indenture (including the principal amount of any Additional Securities issued under the Indenture) at a redemption price equal to 104.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date); provided that at least 60% of the aggregate principal amount of Securities (including the principal amount of any Additional Securities issued under the Indenture) remains outstanding immediately after the occurrence of such redemption.  In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must consummate such redemption within 180 days of the closing of the Equity Offering.

In addition, prior to June 15, 2026, the Company may redeem the Securities at its option, in whole at any time or in part from time to time, upon not less than 10 nor more than 60 days’ notice at a Redemption Price equal to 100% of the principal amount of the Securities redeemed plus the Applicable Premium, plus accrued and unpaid interest, if any, to the applicable Redemption Date (subject to the right of Holders of record on the relevant Regular Record Date to receive interest due on an Interest Payment Date that is on or prior to the Redemption Date).

If less than all of the Securities are to be redeemed or purchased at any time (whether pursuant to a tender offer or otherwise), selection of such Securities for redemption or purchase will be made by the Trustee in compliance with the requirements of the principal national securities exchange, if any, on which the Securities to be redeemed or purchased are listed or if the Securities are not so listed, on a pro rata basis (or, in the case of Global Securities, the Securities will be selected for redemption or purchase based on DTC’s applicable procedures); provided that no Securities with a principal amount of $2,000 or less shall be redeemed or purchased in part.

Upon the occurrence of a Change of Control Repurchase Event, each Holder may require the Company to purchase such Holder’s Securities in whole or in part in integral multiples of $1,000, at a purchase price in cash in an amount equal to 101% of the principal amount thereof, plus accrued and unpaid interest, if any, to the date of purchase, pursuant to a Change of Control Offer in accordance with the procedures set forth in the Indenture.

In the case of any redemption or repurchase of Securities in accordance with the Indenture, interest installments whose Stated Maturity is on or prior to the Redemption Date will be payable to the Holders of such Securities of record as of the close of business on the relevant Regular Record Date or Special Record Date referred to on the face hereof.  Securities (or portions thereof) for whose redemption and payment provision is made in accordance with the Indenture shall cease to bear interest from and after the Redemption Date.

In the event of redemption or repurchase of this Security in accordance with the Indenture in part only, a new Security or Securities for the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

If an Event of Default shall occur and be continuing, the principal amount of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture contains provisions for defeasance at any time of (a) the entire Indebtedness on the Securities and (b) certain restrictive covenants and related Defaults and Events of Default, in each case upon compliance with certain conditions set forth therein.

The Indenture permits, with certain exceptions (including certain amendments permitted without the consent of any Holders and certain amendments which require the consent of all of the Holders) as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the Guarantors, if any, and the rights of the Holders under the Indenture and the Securities and the Guarantees, if any, at any time by the Company and the Trustee with the consent of the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting, with certain exceptions (including certain waivers which require the consent of all of the Holders) as therein provided, the Holders of at least a majority in aggregate principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company and the Guarantors, if any, with certain provisions of the Indenture and the Securities and the Guarantees, if any, and certain past Defaults under the Indenture and the Securities and the Guarantees, if any, and their consequences.  Any such consent or waiver by or on behalf of the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent or waiver is made upon this Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, any Guarantor or any other obligor on the Securities (in the event such Guarantor or such other obligor is obligated to make payments in respect of the Securities), which is absolute and unconditional, to pay the principal of, premium, if any, and interest on, this Security at the times, place, and rate, and in the coin or currency, herein prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or its attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

Certificated securities shall be transferred to all beneficial holders in exchange for their beneficial interests in the Rule 144A Global Securities or the Regulation S Global Securities, if any, if (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Securities in certificated form or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security and the Holder thereof has requested such exchange.  Upon any such issuance, the Trustee is required to register such certificated Securities in the name of, and cause the same to be delivered to, such Person or Persons (or the nominee of any thereof).  All such certificated Securities would be required to include the Private Placement Legend.

Securities in certificated form are issuable only in registered form without coupons in denominations of $2,000 and any integral multiple of $1,000.  As provided in the Indenture and subject to certain limitations therein set forth, the Securities are exchangeable for a like aggregate principal amount of Securities of a differing authorized denomination, as requested by the Holder surrendering the same.

At any time when the Company is not subject to Sections 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Security, the Company will promptly furnish or cause to be furnished such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto) to such Holder or to a bona fide prospective purchaser of such Security who such Holder informs the Company is reasonably believed to be a “Qualified Institutional Buyer” within the meaning of Rule 144A under the Securities Act, as the case may be, in order to permit compliance by such Holder with Rule 144A under the Securities Act. For purposes of the Securities, any prospective purchaser shall be deemed “bona fide” if it certifies it is “bona fide.”

No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

Prior to due presentment of this Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name this Security is registered as the absolute owner hereof for all purposes, whether or not this Security is overdue, and none of the Company, any Guarantor, the Trustee nor any such agent shall be affected or incur any liability by notice to the contrary.

THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

All terms used in this Security which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

ARTICLE THREE

THE SECURITIES

Section 3.01.  Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture on the first issuance is limited to $350,000,000 in principal amount of Securities, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Securities pursuant to Sections 3.03, 3.04, 3.05, 3.06, 3.07, 3.08, 9.05, 10.11 or 11.08.  Additional Securities may be issued under this Indenture in compliance with Sections 3.03 and 10.08.

The Securities shall be known and designated as the “4.000% Senior Notes due 2031” of the Company.  The Stated Maturity of the Securities shall be June 15, 2031, and the Securities shall each bear interest at the rate of 4.000% per annum, as such interest rate may be adjusted as set forth in the Securities, from June 17, 2021 or from the most recent Interest Payment Date to which interest has been paid, payable semiannually on June 15 and December 15 in each year, commencing December 15, 2021, until the principal thereof is paid or duly provided for.  Interest on any overdue principal, interest (to the extent lawful) or premium, if any, shall be payable on demand.

The principal of, premium, if any, and interest on, the Securities shall be payable and the Securities shall be exchangeable and transferable at an office or agency of the Company maintained for such purposes (which initially will be the  Corporate Trust Office of the Trustee located at 333 Clay Street, Suite 3800, Houston, TX 77002, Attn: Gregory Yanok).

For all purposes hereunder, the Initial Securities and any Additional Securities issued pursuant to this Indenture will be treated as one class and are together referred to as the “Securities.”

Holders shall have the right to require the Company to purchase their Securities, in whole or in part, in the event of a Change of Control Repurchase Event pursuant to Section 10.11.

The Securities shall be redeemable as provided in Article Eleven and in the Securities.

The Securities shall be senior Indebtedness of the Company ranking equal to all other existing and future senior Indebtedness of the Company and senior to all Subordinated Indebtedness of the Company.

At the election of the Company, the entire Indebtedness on the Securities or certain of the Company’s obligations and covenants and certain Events of Default thereunder may be defeased as provided in Article Four.

Section 3.02.  Denominations.

The Securities shall be issuable only in fully registered form without coupons and only in denominations of $2,000 and any integral multiple of $1,000.

Section 3.03.  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by one of its Chairman of the Board, its President, its Chief Executive Officer, its Chief Financial Officer or one of its Vice Presidents.

Securities bearing the manual, facsimile or other electronically scanned and transmitted signatures (including by email attachment) of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee (with Guarantees, if any, endorsed thereon) for authentication, together with a Company Order for the authentication and delivery of such Securities which order shall set forth the number of separate Securities certificates, the principal amount of each of the Securities to be authenticated, the date on which the original issue of Securities is to be authenticated, the Holder of each of the Securities and delivery instructions; and an authorized signatory of the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as provided in this Indenture and not otherwise.

Each Security shall be dated the date of its authentication.

No Security or Guarantee, if any, endorsed thereon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder and is entitled to the benefits of this Indenture.

In case the Company, or any Guarantor, pursuant to Article Eight, shall, in a single transaction or through a series of related transactions, be consolidated or merged with or into any other Person or shall sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person, and the successor Person resulting from such consolidation or surviving such merger, or into which the Company, or such Guarantor shall have been merged, or the successor Person which shall have participated in the sale, assignment, conveyance, transfer, lease or other disposition as aforesaid, shall have executed an indenture supplemental hereto with the Trustee pursuant to Article Eight, any of the Securities authenticated or delivered prior to such consolidation, merger, sale, assignment, conveyance, transfer, lease or other disposition may, from time to time, at the request of the successor Person, be exchanged for other Securities executed in the name of the successor Person with such changes in phraseology and form as may be appropriate, but otherwise in substance of like tenor as the Securities surrendered for such exchange and of like principal amount; and the Trustee, upon Company Request of the successor Person, shall authenticate and deliver Securities as specified in such request for the purpose of such exchange.  If Securities shall at any time be authenticated and delivered in any new name of a successor Person pursuant to this Section 3.03 in exchange or substitution for or upon registration of transfer of any Securities, such successor Person, at the option of the Holders but without expense to them, shall provide for the exchange of all Securities at the time Outstanding for Securities authenticated and delivered in such new name.

The Trustee may appoint an authenticating agent acceptable to the Company (such acceptance not to be unreasonably conditioned or withheld) to authenticate Securities on behalf of the Trustee.  Unless limited by the terms of such appointment, an authenticating agent may authenticate Securities whenever the Trustee may do so.  Each reference in this Indenture to authentication by the Trustee includes authentication by such agent.  An authenticating agent has the same rights as any Security Registrar or Paying Agent to deal with the Company and its Affiliates.

If an officer whose signature is on a Security no longer holds that office at the time the Trustee authenticates such Security such Security shall be valid nevertheless.

Section 3.04.  Temporary Securities.

Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay.  After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 10.02, without charge to the Holder.  Upon surrender for cancellation of any one or more temporary Securities, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations.  Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

Section 3.05.  Registration; Registration of Transfer and Exchange.

The Company shall cause the Trustee to keep, so long as it is the Security Registrar, at the Corporate Trust Office of the Trustee, or such other office as the Trustee may designate, a register (the register maintained in such office or in any other office or agency designated pursuant to Section 10.02 being herein sometimes referred to as the “Security Register”) in which, subject to such reasonable regulations as the Security Registrar may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee shall initially be the “Security Registrar” for the purpose of registering Securities and transfers of Securities as herein provided.  The Company may change the Security Registrar or appoint one or more co-Security Registrars without notice.

Upon surrender for registration of transfer of any Security at the office or agency of the Company designated pursuant to Section 10.02, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of the same series of any authorized denomination or denominations, of a like aggregate principal amount.

Furthermore, any Holder of the Global Security shall, by acceptance of such Global Security, agree that transfers of beneficial interests in such Global Security may be effected only through a book-entry system maintained by the Holder of such Global Security (or its agent), and that ownership of a beneficial interest in a Security shall be required to be reflected in a book entry.

At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency.  Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, Securities of the same series which the Holder making the exchange is entitled to receive.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same Indebtedness, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

Every Security presented or surrendered for registration of transfer, or for exchange, repurchase or redemption, shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar, duly executed by the Holder thereof or his or her attorney duly authorized in writing.

No service charge shall be made to a Holder for any registration of transfer, exchange or redemption of Securities, except for any tax or other governmental charge that may be imposed in connection therewith, other than exchanges pursuant to Sections 3.03, 3.04, 3.05, 3.08, 9.05, 10.11 or 11.08 not involving any transfer.

The Company shall not be required (a) to issue, register the transfer of or exchange any Security during a period beginning at the opening of business 15 days before the mailing of a notice of redemption of the Securities selected for redemption under Section 11.04 and ending at the close of business on the day of such mailing or (b) to register the transfer of or exchange any Security so selected for redemption in whole or in part, except the unredeemed portion of Securities being redeemed in part.

Every Security shall be subject to the restrictions on transfer provided in the legend required to be set forth on the face of each Security pursuant to Section 2.02, and the restrictions set forth in this Section 3.05, and the Holder of each Security, by such Holder’s acceptance thereof (or interest therein), agrees to be bound by such restrictions on transfer.

The restrictions imposed by this Section 3.05 upon the transferability of any particular Security shall cease and terminate if and when such Security has been sold pursuant to an effective registration statement under the Securities Act.  Any Security as to which such restrictions on transfer shall have expired in accordance with their terms or shall have terminated may, upon surrender of such Security for exchange to the Security Registrar in accordance with the provision of this Section 3.05, be exchanged for a new Security, of like tenor and aggregate principal amount, which shall not bear the Private Placement Legend, that the restrictions contained herein and in the Private Placement Legend are no longer required to maintain compliance with the Securities Act.  The Company shall inform the Trustee in writing of the effective date of any Registration Statement registering the Securities under the Securities Act no later than two Business Days after such effective date.

Except as provided in the preceding paragraph, any Security authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, any Global Security, whether pursuant to this Section 3.05, Section 3.04, 3.08, 9.05 or 11.08 or otherwise, shall also be a Global Security and bear the legend specified in Section 2.02.

Section 3.06.  Book-Entry Provisions for Global Securities.

(a)  Each Global Security initially shall (i) be registered in the name of the Depositary for such Global Security or the nominee of such Depositary, (ii) be deposited with, or on behalf of, the Depositary or with the Trustee as custodian for such Depositary and (iii) bear legends as set forth in Section 2.02.

Members of, or participants in, the Depositary (“Agent Members”) shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary, or the Trustee as its custodian, or under such Global Security, and the Depositary may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner of such Global Security for all purposes whatsoever.  Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or shall impair, as between the Depositary and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Security.

(b)  Notwithstanding any other provision in this Indenture, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary for such Global Security or a nominee thereof unless (i) such Depositary (A) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (B) has ceased to be a clearing agency registered as such under the Exchange Act, and in either case the Company fails to appoint a successor Depositary within 90 days, (ii) the Company, at its option, executes and delivers to the Trustee a Company Order stating that it elects to cause the issuance of the Securities in certificated form and that all Global Securities shall be exchanged in whole for Securities that are not Global Securities (in which case such exchange shall be effected by the Trustee) or (iii) there shall have occurred and be continuing an Event of Default or any event which after notice or lapse of time or both would be an Event of Default with respect to such Global Security and the Holder thereof has requested such exchange.

(c)  If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation as provided in this Article Three.  If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, then either (i) such Global Security shall be so surrendered for exchange or cancellation as provided in this Article Three or (ii) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to this Section 3.06(c) and as otherwise provided in this Article Three, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities.  The Trustee shall be entitled to conclusively rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article Three if such order, direction or request is given or made in accordance with the Applicable Procedures.

(d)  Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article Three or otherwise, shall be authenticated and delivered in the form of, and shall be, a Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof.

(e)  The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under this Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members.

Section 3.07.  Special Transfer and Exchange Provisions.

(a)  Certain Transfers and Exchanges.  Transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.07 shall be made only in accordance with this Section 3.07.

(i)        Rule 144A Global Security to Regulation S Global Security.  If the owner of a beneficial interest in the Rule 144A Global Security wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Regulation S Global Security, such transfer may be effected only in accordance with the provisions of this paragraph and paragraph (iv) below and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Regulation S Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Rule 144A Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) a Regulation S Certificate in the form of Exhibit A hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Rule 144A Global Security or his or her attorney duly authorized in writing, then the Trustee, as Security Registrar but subject to paragraph (iv) below, shall reduce the principal amount of the Rule 144A Global Security and increase the principal amount of the Regulation S Global Security by such specified principal amount as provided in Section 3.06(c).

(ii)       Regulation S Global Security to Rule 144A Global Security.  If the owner of a beneficial interest in the Regulation S Global Security, if any, wishes at any time to transfer such interest to a Person who wishes to acquire the same in the form of a beneficial interest in the Rule 144A Global Security, such transfer may be effected only in accordance with this paragraph (ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (a) an order given by the Depositary or its authorized representative directing that a beneficial interest in the Rule 144A Global Security in a specified principal amount be credited to a specified Agent Member’s account and that a beneficial interest in the Regulation S Global Security in an equal principal amount be debited from another specified Agent Member’s account and (b) if such transfer is to occur during the Restricted Period, a Restricted Securities Certificate in the form of Exhibit B hereto, satisfactory to the Trustee and duly executed by the owner of such beneficial interest in the Regulation S Global Security or his or her attorney duly authorized in writing, then the Trustee, as Security Registrar, shall reduce the principal amount of the Regulation S Global Security and increase the principal amount of the Rule 144A Global Security by such specified principal amount as provided in Section 3.06(c).

(iii)      Exchanges Between Global Security and Non-Global Security.  A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security as provided in Section 3.07(b), provided that, if such interest is a beneficial interest in the Rule 144A Global Security, or if such interest is a beneficial interest in the Regulation S Global Security and such exchange is to occur during the Restricted Period, then such interest shall bear the Private Placement Legend (subject in each case to Section 3.07(b)).

(iv)      Regulation S Global Security to Be Held Through Euroclear or Clearstream During Restricted Period.  The Company shall use its best efforts to cause the Depositary to ensure that, until the expiration of the Restricted Period, beneficial interests in the Regulation S Global Security, if any, may be held only in or through accounts maintained at the Depositary by Euroclear or Clearstream (or by Agent Members acting for the account thereof), and no person shall be entitled to effect any transfer or exchange that would result in any such interest being held otherwise than in or through such an account; provided that this paragraph (iv) shall not prohibit any transfer or exchange of such an interest in accordance with paragraph (ii) above.  Notwithstanding anything otherwise stated herein, during the Restricted Period, holders of beneficial interests in the Regulation S Global Security may not transfer such interest to a person that takes delivery thereof in the form of an interest in the Rule 144A Global Security; upon the expiration of the Restricted Period, such interest in the Regulation S Global Security may be transferred to a person who takes delivery in the form of an interest in the Rule 144A Global Security, provided that (for persons other than distributors (as defined in Regulation S)) such person delivers a certificate in the Form of Exhibit C hereto to the Trustee.

(i) subject to the following clauses of this Section 3.07(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

(b)  Private Placement Legends.  Rule 144A Securities and their Successor Securities and Regulation S Securities and their Successor Securities shall bear a Private Placement Legend, subject to the following:

(i)        subject to the following clauses of this Section 3.07(b), a Security or any portion thereof which is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Private Placement Legend borne by such Global Security while represented thereby;

(ii)       subject to the following clauses of this Section 3.07(b), a new Security which is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Private Placement Legend borne by such other Security;

(iii)      Securities sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act, together with their respective Successor Securities, shall not bear a Private Placement Legend;

(iv)      at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if the Trustee has received an Unrestricted Securities Certificate substantially in the form of Exhibit C hereto, satisfactory to the Trustee and duly executed by the Holder of such legended Security or his or her attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such a new Security in exchange for or in lieu of such other Security as provided in this Article Three;

(v)      a new Security which does not bear a Private Placement Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof which bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the written direction of the Company, shall authenticate and deliver such a new Security as provided in this Article Three; and

(vi)     notwithstanding the foregoing provisions of this Section 3.07(b), a Successor Security of a Security that does not bear a particular form of Private Placement Legend shall not bear such form of legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company, shall authenticate and deliver a new Security bearing a Private Placement Legend in exchange for such Successor Security as provided in this Article Three.

By its acceptance of any Security bearing the Private Placement Legend, each Holder of such a Security acknowledges the restrictions on transfer of such Security set forth in this Indenture and in the Private Placement Legend and agrees that it will transfer such Security only as provided in this Indenture.

The Security Registrar shall retain copies of all letters, notices and other written communications received pursuant to Section 3.06 or this Section 3.07.  The Company shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable prior written notice to the Security Registrar.

Section 3.08.  Mutilated, Destroyed, Lost and Stolen Securities.

If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company, any Guarantor and the Trustee, such security or indemnity, in each case, as may be required by them to save each of them harmless, then, in the absence of notice to the Company, any Guarantor or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon a Company Request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a replacement Security of like tenor and principal amount, bearing a number not contemporaneously outstanding and each Guarantor, if any, shall execute a replacement Guarantee, if any.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a replacement Security, pay such Security.

Upon the issuance of any replacement Securities under this Section, the Company may require the payment of a sum sufficient to pay all documentary, stamp or similar issue or transfer taxes or other governmental charges that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every replacement Security and Guarantee, if any, issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company and any Guarantor, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

Section 3.09.  Payment of Interest; Interest Rights Preserved.

Interest on any Security which is payable, and is punctually paid or duly provided for, on the Stated Maturity of such interest shall be paid to the Person in whose name the Security (or any Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest payment.

Any interest on any Security which is payable, but is not punctually paid or duly provided for, on the Stated Maturity of such interest, and interest on such defaulted interest at the then applicable interest rate borne by the Securities, to the extent lawful (such defaulted interest and interest thereon herein collectively called “Defaulted Interest”), shall forthwith cease to be payable to the Holder on the Regular Record Date; and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Subsection (a) or (b) below:

(a)  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or any relevant Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date (not less than 30 days after such notice) of the proposed payment (the “Special Payment Date”), and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the Special Payment Date, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Subsection provided.  Thereupon the Company shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the Special Payment Date and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee shall promptly notify the Company in writing of such Special Record Date.  In the name and at the expense of the Company, the Trustee shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor, which shall be prepared and delivered to the Trustee by the Company, to be mailed, first-class postage prepaid, to each Holder at its address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date and Special Payment Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities are registered on such Special Record Date and shall no longer be payable pursuant to the following Subsection (b).

(b)  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by this Indenture not inconsistent with the requirements of such exchange, if, after written notice given by the Company to the Trustee of the proposed payment pursuant to this Subsection, such payment shall be deemed practicable by the Trustee.

Subject to the foregoing provisions of this Section 3.09, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Section 3.10.  CUSIP Numbers.

The Company in issuing the Securities may use “CUSIP” numbers (if then generally in use), and the Company, or the Trustee on behalf of the Company, shall use CUSIP numbers in notices of redemption or exchange as a convenience to Holders; provided, however, that any such notice shall state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of redemption or exchange and that reliance may be placed only on the other identification numbers printed on the Securities; and provided further, however, that failure to use CUSIP numbers in any notice of redemption or exchange shall not affect the validity or sufficiency of such notice. The Company shall promptly notify the Trustee in writing of any change in CUSIP numbers.

Section 3.11.  Persons Deemed Owners.

Prior to and at the time of due presentment of a Security for registration of transfer, the Company, any Guarantor, the Trustee and any agent of the Company, any Guarantor or the Trustee may treat the Person in whose name any Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of, premium, if any, and (subject to Section 3.09) interest on, such Security and for all other purposes whatsoever, whether or not such Security is overdue, and none of the Company, any Guarantor, the Trustee nor any agent of the Company, any Guarantor or the Trustee shall be affected or incur any liability by notice to the contrary.

Section 3.12.  Cancellation.

All Securities surrendered for payment, purchase, redemption, registration of transfer or exchange shall be delivered to the Trustee and, if not already canceled, shall be promptly canceled by it.  The Company and any Guarantor may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company or any such Guarantor may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly canceled by the Trustee.  The Trustee shall provide certification of their cancellation to the Company, upon written request.  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.12, except as expressly permitted by this Indenture.  The Trustee shall provide the Company a list of all Securities that have been canceled from time to time as requested by the Company in writing.

Section 3.13.  Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year composed of twelve 30-day months.

ARTICLE FOUR

DEFEASANCE AND COVENANT DEFEASANCE

Section 4.01.  Option to Effect Defeasance or Covenant Defeasance.

The Company may, at its option by Board Resolution, at any time, with respect to the Securities, elect to have either Section 4.02 or Section 4.03 applied to all of the Outstanding Securities (the “Defeased Securities”), upon compliance with the conditions set forth below in this Article Four.

Section 4.02.  Defeasance and Discharge.

Upon the Company’s exercise under Section 4.01 of the option applicable to this Section 4.02, the Company, each Guarantor and any other obligor upon the Securities, if any, shall be deemed to have been discharged from its obligations with respect to the Defeased Securities on the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “defeasance”).  For this purpose, such defeasance means that the Company, each Guarantor, if any, and any other obligor under this Indenture shall be deemed to have paid and discharged the entire Indebtedness represented by the Defeased Securities, which shall thereafter be deemed to be “Outstanding” only for the purposes of Section 4.05 and the other Sections of this Indenture referred to in (a) and (b) below, and to have satisfied all its other obligations under such Securities and this Indenture insofar as such Securities are concerned (and the Trustee, at the expense of the Company and upon Company Request, shall execute proper instruments acknowledging the same, which instruments shall be prepared and delivered to the Trustee by the Company), except for the following which shall survive until otherwise terminated or discharged hereunder:  (a) the rights of Holders of Defeased Securities to receive, solely from the trust fund described in Section 4.04 and as more fully set forth in such Section, payments in respect of the principal of, premium, if any, and interest on, such Securities, when such payments are due, (b) the Company’s obligations with respect to such Defeased Securities under Sections 3.04, 3.05, 3.08, 10.02 and 10.03, (c) the rights, powers, trusts, duties and immunities of the Trustee hereunder, including, without limitation, the Trustee’s rights under Section 6.07, and (d) this Article Four.  Subject to compliance with this Article Four, the Company may exercise its option under this Section 4.02 notwithstanding the prior exercise of its option under Section 4.03 with respect to the Securities.

Section 4.03.  Covenant Defeasance.

Upon the Company’s exercise under Section 4.01 of the option applicable to this Section 4.03, the Company and each Guarantor, if any, shall be released from its obligations under any covenant or provision contained or referred to in Sections 10.05 through 10.12, inclusive, and the provisions of clause (iii) of Section 8.01(a), with respect to the Defeased Securities, on and after the date the conditions set forth in Section 4.04 below are satisfied (hereinafter, “covenant defeasance”), and the Defeased Securities shall thereafter be deemed to be not “Outstanding” for the purposes of any direction, waiver, consent or declaration or Act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed “Outstanding” for all other purposes hereunder. For this purpose, such covenant defeasance means that, with respect to the Defeased Securities, the Company and each Guarantor, if any, may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such Section, whether directly or indirectly, by reason of any reference elsewhere herein to any such Section or by reason of any reference in any such Section to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 5.01(c) or (g) but, except as specified above, the remainder of this Indenture and such Defeased Securities shall be unaffected thereby.

Section 4.04.  Conditions to Defeasance or Covenant Defeasance.

The following shall be the conditions to application of either Section 4.02 or Section 4.03 to the Defeased Securities:

(1)   The Company shall irrevocably have deposited or caused to be deposited with the Trustee as trust funds, in trust for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Securities, (a) cash in United States dollars in an amount, (b) U.S. Government Obligations which through the scheduled payment of principal and interest in respect thereof in accordance with their terms and with no further reinvestment will provide, not later than one day before the due date of payment, money in an amount, or (c) a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent certified public accountants or a nationally recognized investment banking firm expressed in a written certification thereof delivered to the Trustee, to pay and discharge, and which shall be applied by the Trustee to pay and discharge, the principal of, premium, if any, and interest on, the Defeased Securities, on the Stated Maturity of such principal or interest (or on any date after June 15, 2026 (such date being referred to as the “Defeasance Redemption Date”), if at or prior to electing to exercise either its option applicable to Section 4.02 or its option applicable to Section 4.03, the Company has delivered to the Trustee an irrevocable written notice to redeem the Defeased Securities on the Defeasance Redemption Date).  For this purpose, “U.S. Government Obligations” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such U.S. Government Obligation or a specific payment of principal of or interest on any such U.S. Government Obligation held by such custodian for the account of the holder of such depository receipt, provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligation or the specific payment of principal of or interest on the U.S. Government Obligation evidenced by such depository receipt;

(2)   In the case of an election under Section 4.02, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States stating that (A) the Internal Revenue Service has issued a ruling to the Company or has issued a revenue ruling or other published administrative position or (B) since the date hereof, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon, such Opinion of Counsel in the United States shall confirm that, the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred;

(3)   In the case of an election under Section 4.03, the Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that the Holders of the Outstanding Securities will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

(4)   No Default or Event of Default shall have occurred and be continuing on the date of such deposit or insofar as Section 5.01(h) or (i) is concerned, at any time during the period ending on the 91st day after the date of deposit;

(5)   [reserved];

(6)   Such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or any other material agreement or instrument to which the Company, any Guarantor or any Subsidiary is a party or by which it is bound;

(7)   Such defeasance or covenant defeasance shall not result in the trust arising from such deposit constituting an investment company within the meaning of the Investment Company Act of 1940, as amended, unless such trust shall be registered under such Act or exempt from registration thereunder;

(8)  The Company shall have delivered to the Trustee an Opinion of Counsel in the United States to the effect that after the 91st day following the date of deposit, the trust funds will not be subject to the effect of any applicable bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally;

(9)   The Company shall have delivered to the Trustee an Officers’ Certificate stating that the deposit was not made by the Company with the intent of preferring the holders of the Securities or any Guarantee over the other creditors of the Company or any Guarantor with the intent of defeating, hindering, delaying or defrauding creditors of the Company, any Guarantor or others;

(10) No event or condition shall exist that would prevent the Company from making payments of the principal of, premium, if any, and interest on the Securities on the date of such deposit or at any time ending on the 91st day after the date of such deposit; and

(11) The Company shall have delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent (other than conditions which cannot be satisfied for 91 days) provided for relating to either the defeasance under Section 4.02 or the covenant defeasance under Section 4.03, as the case may be, have been complied with.

Opinions of Counsel required to be delivered under this Section shall be in form and substance reasonably satisfactory to the Trustee and may have qualifications customary for opinions of the type required and counsel delivering such opinions may rely on certificates of the Company or government or other officials customary for opinions of the type required, which certificates shall be limited as to matters of fact, including that various financial covenants have been complied with.

Section 4.05.  Deposited Money and U.S. Government Obligations to Be Held in Trust; Other Miscellaneous Provisions.

Subject to the provisions of the last paragraph of Section 10.03, all United States dollars and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee pursuant to Section 4.04 in respect of the Defeased Securities shall be held in trust and applied by the Trustee, in accordance with the provisions of such Securities and this Indenture, to the payment, either directly or through any Paying Agent (excluding the Company or any of its Affiliates acting as Paying Agent), as the Trustee may determine, to the Holders of such Securities of all sums due and to become due thereon in respect of principal, premium, if any, and interest, but such money need not be segregated from other funds except to the extent required by law.  Money so held in trust shall not be subject to the provisions of Article Thirteen.

The Company shall pay and indemnify the Trustee against any taxes, fees or other charges imposed on or assessed against the U.S. Government Obligations deposited pursuant to Section 4.04 or the principal and interest received in respect thereof other than any such taxes, fees or other charges which by law is imposed, assessed or for the account of the Holders of the Defeased Securities.

Anything in this Article Four to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon Company Request any United States dollars or U.S. Government Obligations held by it as provided in Section 4.04 which, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, are in excess of the amount thereof which would then be required to be deposited to effect defeasance or covenant defeasance.

Section 4.06.  Reinstatement.

If the Trustee or Paying Agent is unable to apply any United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company’s obligations under this Indenture and the Securities and any Guarantor’s obligations under any Guarantee shall be revived and reinstated, with present and prospective effect, as though no deposit had occurred pursuant to Section 4.02 or 4.03, as the case may be, until such time as the Trustee or Paying Agent is permitted to apply all such United States dollars or U.S. Government Obligations in accordance with Section 4.02 or 4.03, as the case may be; provided, however, that if the Company makes any payment to the Trustee or Paying Agent of principal of, premium, if any, or interest on any Security following the reinstatement of its obligations, the Trustee or Paying Agent shall promptly pay any such amount to the Holders of the Securities and the Company shall be subrogated to the rights of the Holders of such Securities to receive such payment from the United States dollars and U.S. Government Obligations held by the Trustee or Paying Agent.

ARTICLE FIVE

REMEDIES

Section 5.01.  Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a)    there shall be a default in the payment of any interest on any Security when it becomes due and payable, and such default shall continue for a period of 30 days;

(b)    there shall be a default in the payment of the principal of (or premium, if any, on) any Security at its Maturity (upon acceleration, optional or mandatory redemption, if any, required repurchase or otherwise);

(c)    (i) there shall be a default in the performance, or breach, of any covenant or agreement of the Company or any Guarantor under this Indenture or any Guarantee (other than a default in the performance, or breach, of a covenant or agreement which is specifically dealt with in clause (a), (b) or in clause (ii) or (iii) of this clause (c)) and such default or breach shall continue for a period of 30 days after written notice has been given, by certified mail, (1) to the Company by the Trustee or (2) to the Company and the Trustee by the holders of at least 30% in aggregate principal amount of the Outstanding Securities; (ii) there shall be a default in the performance or breach of Article Eight herein or (iii) the Company shall have failed to make or consummate a Change of Control Offer in accordance with Section 10.11;

(d)    one or more defaults shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any Subsidiary then has outstanding Indebtedness in excess of $75.0 million, individually or in the aggregate, and either (i) such default results from the failure to pay such Indebtedness at its stated final Maturity or (ii) such default or defaults have resulted in the acceleration of the Maturity of such Indebtedness;

(e)    any Guarantee of a Significant Subsidiary (or any group of Subsidiaries that together would constitute a Significant Subsidiary) shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee, and such default continues for 10 days;

(f)    one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $75.0 million, either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any Subsidiary or any of their respective properties and shall not be discharged or fully bonded and there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect and the Company is not making payments or complying with its obligations entered into in connection with such judgment, order or decree;

(g)    [reserved];

(h)    there shall have been the entry by a court of competent jurisdiction of (i) a decree or order for relief in respect of the Company, any Guarantor or any Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or (ii) a decree or order adjudging the Company, any Guarantor or any Significant Subsidiary bankrupt or insolvent, or seeking reorganization, arrangement, adjustment or composition of or in respect of the Company, any Guarantor or any Significant Subsidiary under any applicable federal or state law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company, any Guarantor or any Significant Subsidiary or of any substantial part of their respective properties, or ordering the winding up or liquidation of their affairs, and any such decree or order for relief shall continue to be in effect, or any such other decree or order shall be unstayed and in effect, for a period of 60 consecutive days; or

(i)     (A) the Company, any Guarantor or any Significant Subsidiary commences a voluntary case or proceeding under any applicable Bankruptcy Law or any other case or proceeding to be adjudicated bankrupt or insolvent, (B) the Company, any Guarantor or any Significant Subsidiary consents to the entry of a decree or order for relief in respect of the Company, such Guarantor or such Significant Subsidiary in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against it, (C) the Company, any Guarantor or any Significant Subsidiary files a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, (D) the Company, any Guarantor or any Significant Subsidiary (1) consents to the filing of such petition or the appointment of, or taking possession by, a custodian, receiver, liquidator, assignee, trustee, sequestrator or similar official of the Company, any Guarantor or such Significant Subsidiary or of any substantial part of their respective properties, (2) makes an assignment for the benefit of creditors or (3) admits in writing its inability to pay its debts generally as they become due or (E) the Company, any Guarantor or any Significant Subsidiary takes any corporate action in furtherance of any such actions in this clause (i).

Section 5.02.  Acceleration of Maturity; Rescission and Annulment.

In the event of any Event of Default specified in clause (d) of Section 5.01 such Event of Default and all consequences thereof (excluding, however, any resulting payment default) will be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders of the Securities, if within 60 days after such Event of Default arose the Company delivers an Officers’ Certificate to the Trustee stating that (x) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged or (y) the holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default or (z) the default that is the basis for such Event of Default has been cured, it being understood that in no event shall an acceleration of the principal amount of the Securities as described below be annulled, waived or rescinded upon the happening of any such events.

If an Event of Default (other than an Event of Default specified in Sections 5.01(h) and (i) herein with respect to the Company or a Guarantor) shall occur and be continuing with respect to this Indenture, the Trustee or the Holders of not less than 30% in aggregate principal amount of the Securities then Outstanding may, and the Trustee at the written request of such Holders shall, declare all unpaid principal of, premium, if any, and accrued interest on all Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders of the Securities) and upon any such declaration, such principal, premium, if any, and interest shall become due and payable immediately.  If an Event of Default specified in clause (h) or (i) of Section 5.01 with respect to the Company or a Guarantor occurs and is continuing, then all the Securities shall ipso facto become and be due and payable immediately in an amount equal to the principal amount of the Securities, together with accrued and unpaid interest, if any, to the date the Securities become due and payable, without any declaration or other act on the part of the Trustee or any Holder.  Thereupon, the Trustee may proceed to protect and enforce the rights of the Holders of the Securities by appropriate judicial proceedings.

Any notice of default, notice of acceleration or instruction to the Trustee to provide a notice of default, notice of acceleration or take any other action (a “Noteholder Direction”) provided by any one or more Holders (other than a Regulated Bank, an Initial Purchaser or its Affiliates) (each a “Directing Holder”) must be accompanied by a written representation from each such Holder delivered to the Company and the Trustee that such Holder is not (or, in the case such Holder is the Depository or its nominee, that such Holder is being instructed solely by beneficial owners that have represented to such Holder that they are not) Net Short (a “Position Representation”), which representation, in the case of a Noteholder Direction relating to the delivery of a notice of default shall be deemed a continuing representation until the resulting Event of Default is cured or otherwise ceases to exist or the Securities are accelerated. In addition, each Directing Holder is deemed, at the time of providing a Noteholder Direction, to covenant to provide the Company with such other information as the Company may reasonably request from time to time in order to verify the accuracy of such Noteholder’s Position Representation within five Business Days of request therefor (a “Verification Covenant”). In any case in which the Holder is the Depository or its nominee, any Position Representation or Verification Covenant required hereunder shall be provided by the beneficial owner of the Securities in lieu of the Depository or its nominee and the Depository shall be entitled to conclusively rely on such Position Representation and Verification Covenant in delivering its direction to the Trustee.

If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company determines in good faith that there is a reasonable basis to believe a Directing Holder was, at any relevant time, in breach of its Position Representation and provides to the Trustee an Officers’ Certificate stating that the Company has initiated litigation in a court of competent jurisdiction seeking a determination that such Directing Holder was, at such time, in breach of its Position Representation, and seeking to invalidate any default, Event of Default or acceleration (or notice thereof) that resulted from the applicable Noteholder Direction, the cure period with respect to such default shall be automatically stayed and the cure period with respect to such default or Event of Default shall be automatically reinstituted and any remedy stayed pending a final and non-appealable determination of a court of competent jurisdiction on such matter if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction. If, following the delivery of a Noteholder Direction, but prior to acceleration of the Securities, the Company provides to the Trustee an Officers’ Certificate stating that a Directing Holder failed to satisfy its Verification Covenant, the cure period with respect to such default shall be automatically stayed and the cure period with respect to any default or Event of Default that resulted from the applicable Noteholder Direction shall be automatically reinstituted and any remedy stayed pending satisfaction of such Verification Covenant. Any breach of the Position Representation shall result in such Holder’s participation in such Noteholder Direction being disregarded; and, if, without the participation of such Holder, the percentage of Securities held by the remaining Holders that provided such Noteholder Direction would have been insufficient to validly provide such Noteholder Direction, such Noteholder Direction shall be void ab initio, with the effect that such default or Event of Default shall be deemed never to have occurred, acceleration voided and the Trustee shall be deemed not to have received such Noteholder Direction or any notice of such default or Event of Default.

Notwithstanding anything in the preceding two paragraphs to the contrary, any Noteholder Direction delivered to the Trustee during the pendency of an Event of Default as the result of a bankruptcy or similar proceeding shall not require compliance with the two immediately preceding paragraphs.  In addition, for the avoidance of doubt, the two immediately preceding paragraphs shall not apply to any Holder that is a Regulated Bank, an Initial Purchaser or its Affiliates; provided that if a Regulated Bank, an Initial Purchaser or its Affiliates is a Directing Holder or a beneficial owner directing the Depository it shall provide a written representation to the Company that it is a Regulated Bank an Initial Purchaser or its Affiliates.

For the avoidance of doubt, the Trustee shall be entitled to conclusively rely on any Noteholder Direction delivered to it in accordance with this Indenture, shall have no duty to inquire as to or investigate the accuracy of any Position Representation, enforce compliance with any Verification Covenant, verify any statements in any Officers’ Certificate delivered to it, or otherwise make calculations, investigations or determinations with respect to Derivative Instruments, Net Shorts, Long Derivative Instruments, Short Derivative Instruments or otherwise. The Trustee shall incur no liability to the Company, any Holder or any other Person in acting in good faith on a Noteholder Direction.

After a declaration of acceleration, but before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article provided, the Holders of a majority in aggregate principal amount of Securities Outstanding by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

(a)    the Company has paid or irrevocably deposited with the Trustee a sum sufficient to pay (1) all sums paid or advanced by the Trustee under this Indenture and the compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, (2) all overdue interest on all Outstanding Securities, (3) the principal of, and premium, if any, on any Outstanding Securities which have become due otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities and (4) to the extent that payment of such interest is lawful, interest upon overdue interest at the rate borne by the Securities;

(b)    the rescission would not conflict with any judgment or decree of a court of competent jurisdiction; and

(c)    all Events of Default, other than the non-payment of principal of, premium, if any, and interest on the Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13.

No such rescission shall affect any subsequent Default or impair any right consequent thereon.

Section 5.03.  Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company and each Guarantor, if any, covenant that if

(a)    default is made in the payment of any interest on any Security when such interest becomes due and payable and such default continues for a period of 30 days, or

(b)    default is made in the payment of the principal of or premium, if any, on any Security at the Stated Maturity thereof or otherwise,

the Company and such Guarantor, if any, will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and premium, if any, and interest, with interest upon the overdue principal and premium, if any, and, to the extent that payment of such interest shall be legally enforceable, upon overdue installments of interest, at the rate borne by the Securities; and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company or any Guarantor, as the case may be, fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid and may prosecute such proceeding to judgment or final decree, and may enforce the same against the Company or any Guarantor or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company any Guarantor or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may proceed to protect and enforce its rights and the rights of the Holders under this Indenture or any Guarantee by such appropriate private or judicial proceedings as the Trustee shall deem most effectual to protect and enforce such rights, including seeking recourse against any Guarantor pursuant to the terms of any Guarantee, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein or therein, or to enforce any other proper remedy, including, without limitation, seeking recourse against any Guarantor pursuant to the terms of a Guarantee, or to enforce any other proper remedy, subject however to Section 5.12.  No recovery of any such judgment upon any property of the Company or any Guarantor shall affect or impair any rights, powers or remedies of the Trustee or the Holders.

Section 5.04.  Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor, including any Guarantor, upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(a)    to file and prove a claim for the whole amount of principal, and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders allowed in such judicial proceeding, and

(b)    to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 6.07.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 5.05.  Trustee May Enforce Claims without Possession of Securities.

All rights of action and claims under this Indenture, the Securities or the Guarantees, if any, may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name and as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.

Section 5.06.  Application of Money Collected.

Any money collected by the Trustee pursuant to this Article or otherwise on behalf of the Holders or the Trustee pursuant to this Article or through any proceeding or any arrangement or restructuring in anticipation or in lieu of any proceeding contemplated by this Article shall be applied, subject to applicable law, in the following order, at the date or dates fixed by the Trustee:

FIRST:  To the payment of all amounts due the Trustee under Section 6.07;

SECOND:  To the payment of the amounts then due and unpaid upon the Securities for principal, premium, if any, and interest, in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal, premium, if any, and interest; and

THIRD:  The balance, if any, to the Person or Persons entitled thereto, including the Company, provided that all sums due and owing to the Holders and the Trustee have been paid in full as required by this Indenture.

Section 5.07.  Limitation on Suits.

No Holder of any Securities shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture or the Securities, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

(a)    such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(b)    the Holders of not less than 30% in aggregate principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as trustee hereunder;

(c)    such Holder or Holders have offered to the Trustee a satisfactory indemnity against all costs, claims, expenses and liabilities to be incurred in compliance with such request;

(d)    the Trustee for 15 days after its receipt of such notice, request and offer (and if requested, provision) of indemnity has failed to institute any such proceeding; and

(e)    no direction inconsistent with such written request has been given to the Trustee during such 15-day period by the Holders of a majority in aggregate principal amount of the Outstanding Securities;

it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture, any Security or any Guarantee to affect, disturb or prejudice the rights of any other Holders (it being expressly understood that the Trustee shall not have an affirmative obligation to ascertain whether such action is prejudicial), or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, any Security or any Guarantee, except in the manner provided in this Indenture and for the equal and ratable benefit of all the Holders.

Section 5.08.  Unconditional Right of Holders to Receive Principal, Premium and Interest.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right based on the terms stated herein, which is absolute and unconditional, to receive payment of the principal of, premium, if any, and (subject to Section 3.09) interest on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption or repurchase, on the Redemption Date or the repurchase date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

Section 5.09.  Restoration of Rights and Remedies.

If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture or any Guarantee and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Company, any Guarantor, any other obligor on the Securities, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 5.10.  Rights and Remedies Cumulative.

No right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 5.11.  Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein.  Every right and remedy given by this Article Five or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

Section 5.12.  Control by Holders.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided that

(a)    such direction shall not be in conflict with any rule of law or with this Indenture (including, without limitation, Section 5.07) or any Guarantee, expose the Trustee to personal liability or expense, or be unduly prejudicial to Holders not joining therein; and

(b)    the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 5.13.  Waiver of Past Defaults.

The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities may on behalf of the Holders of all Outstanding Securities waive any past Default hereunder and its consequences, except a Default

(a)    in the payment of the principal of, premium, if any, or interest on any Security (which may only be waived with the consent of each Holder of Securities affected); or

(b)    in respect of a covenant or a provision hereof which under this Indenture cannot be modified or amended without the consent of the Holder of each Security Outstanding affected by such modification or amendment.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 5.14.  Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his or her acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant, but the provisions of this Section 5.14 shall not apply to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder for the enforcement of the payment of the principal of, premium, if any, or interest on, any Security on or after the respective Stated Maturities expressed in such Security (or, in the case of redemption, on or after the Redemption Date).

Section 5.15.  Waiver of Stay, Extension or Usury Laws.

Each of the Company and the Guarantors, if any, covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company or any Guarantor from paying all or any portion of the principal of, premium, if any, or interest on the Securities contemplated herein or in the Securities or which may affect the covenants or the performance of this Indenture; and each of the Company and the Guarantors, if any (to the extent that it may lawfully do so), hereby expressly waives all benefit or advantage of any such law, and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Section 5.16.  Remedies Subject to Applicable Law.

All rights, remedies and powers provided by this Article Five may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law in the premises, and all the provisions of this Indenture are intended to be subject to all applicable mandatory provisions of law which may be controlling in the premises and to be limited to the extent necessary so that they will not render this Indenture invalid, unenforceable or not entitled to be recorded, registered or filed under the provisions of any applicable law.

ARTICLE SIX

THE TRUSTEE

Section 6.01.  Duties of Trustee.

(a)          if a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of his or her own affairs;

(b)          except during the continuance of a Default or an Event of Default:

(1)            the Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture against the Trustee; and

(2)            in the absence of gross negligence  or willful misconduct on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture.  However, the Trustee shall examine the certificates and opinions to determine whether or not they conform, on their faces, to the requirements of this Indenture;

(c)          the Trustee may not be relieved from liability for its own grossly negligent action, its own grossly negligent failure to act, or its own willful misconduct, except that:

(1)            this Subsection (c) does not limit the effect of Subsection (b) of this Section 6.01;

(2)            the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(3)            the Trustee shall not be liable with respect to any action it takes or omits to take in good faith, in accordance with a direction of the Holders of a majority in principal amount of Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power confirmed upon the Trustee under this Indenture;

(d)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it;

(e)          whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to Subsections (a), (b), (c) and (d) of this Section 6.01; and

(f)          the Trustee shall not be liable for interest on any money or assets received by it except as the Trustee may agree with the Company.  Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law.

Section 6.02.  Notice of Defaults.

Within 90 days after a Responsible Officer of the Trustee receives written notice at the Corporate Trust Office of the occurrence of any Default, the Trustee shall transmit by mail to all Holders, as their names and addresses appear in the Security Register, notice of such Default hereunder actually known to such Responsible Officer of the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of, premium, if any, or interest on any Security, the Trustee shall be protected in withholding such notice if and so long as a trust committee of Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders.

Section 6.03.  Certain Rights of Trustee.

Subject to the provisions of Section 6.01 hereof:

(a)          the Trustee may conclusively rely and shall be protected in acting or refraining from acting upon receipt by it of any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of Indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;

(b)          any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

(c)          the Trustee may consult with counsel of its selection and any advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(d)          the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, claims, expenses and liabilities which might be incurred therein or thereby in compliance with such request or direction;

(e)          the Trustee shall not be liable for any action taken or omitted by it in good faith and believed by it to be authorized or within the rights or powers conferred upon it by this Indenture other than any liabilities arising out of the gross negligence or willful misconduct of the Trustee, as determined by a court of competent jurisdiction in a final non-appealable order;

(f)          the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, approval, appraisal, bond, debenture, note, coupon, security or other paper or document unless requested in writing to do so by the Holders of not less than a majority in aggregate principal amount of the Securities then Outstanding; provided that, if the payment within a reasonable time to the Trustee of the costs, claims, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of this Indenture, the Trustee may require satisfactory indemnity against such expenses or liabilities as a condition to proceeding; the reasonable expenses of every such investigation so requested by the Holders of not less than 25% in aggregate principal amount of the Securities Outstanding shall be paid by the Company or, if paid by the Trustee or any predecessor Trustee, shall be repaid by the Company upon demand; provided, further, the Trustee may make such further inquiry or investigation into such facts or matters as it may deem fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(g)          the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any acts, omissions, misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(h)          the rights, privileges, protections, indemnities, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by the Trustee in each of its capacities hereunder and each agent, custodian and other Person employed to act hereunder;

(i)          the Trustee may request that the Company deliver an Officers’ Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers’ Certificate may be signed by any individual authorized to sign an Officers’ Certificate, including any individual specified as so authorized in any such certificate previously delivered and not superseded;

(j)          the Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss or profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action;

(k)          the Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture;

(l)           the Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; pandemic; epidemic; recognized public emergency; quarantine restriction; flood; terrorism; wars and other military disturbances; sabotages; epidemics; riots; interruptions; loss or malfunction of utilities, computer (hardware or software) or communication services; hacking, cyber-attacks, or other use or infiltration of the Trustee’s technological infrastructure exceeding authorized access; accidents; labor disputes; acts of civil or military authorities and governmental action; and

(m)         the permissive rights of the Trustee to do things enumerated in this Indenture shall not be construed as duties.

Section 6.04.  Trustee Not Responsible for Recitals, Dispositions of Securities or Application of Proceeds Thereof.

The recitals contained herein and in the Securities, except the Trustee’s certificates of authentication, shall be taken as the statements of the Company and the Guarantors, if any, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities, except that the Trustee represents that it is duly authorized to execute and deliver this Indenture, authenticate the Securities and perform its obligations hereunder and that the statements made by it in any Statement of Eligibility on Form T-1 to be supplied to the Company will be true and accurate subject to the qualifications set forth therein.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

Section 6.05.  Trustee and Agents May Hold Securities; Collections; etc..

The Trustee, any Paying Agent, Security Registrar or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities, with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent and may otherwise deal with the Company and receive, collect, hold and retain collections from the Company with the same rights it would have if it were not the Trustee, Paying Agent, Security Registrar or such other agent.

Section 6.06.  Money Held in Trust.

All moneys received by the Trustee shall, until used or applied as herein provided, be held in trust for the purposes for which they were received, but need not be segregated from other funds except to the extent required by mandatory provisions of law.  Except for funds or securities deposited with the Trustee pursuant to Article Four, the Trustee shall be required to invest all moneys received by the Trustee, until used or applied as herein provided, in Temporary Cash Investments in accordance with the written directions of the Company, such written directions to specify which Temporary Cash Investments are to be invested in.  The Trustee shall not be liable for any losses, fees, taxes or other charges arising from any investment made hereunder.

Section 6.07.  Compensation and Indemnification of Trustee and Its Prior Claim.

The Company covenants and agrees to pay to the Trustee from time to time, and the Trustee shall receive such compensation for all services rendered by it hereunder, as shall have been previously agreed-upon in writing (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and the Company covenants and agrees to pay or reimburse the Trustee and each predecessor Trustee upon its request for all expenses, disbursements and advances incurred or made by or on behalf of the Trustee in accordance with any of the provisions of this Indenture (including the compensation and the expenses and disbursements of its counsel and of all agents and other persons not regularly in its employ) except any such expense, disbursement or advance as may arise from its gross negligence or willful misconduct, as determined by a court of competent jurisdiction in a final non-appealable order.  The Company also covenants and agrees to indemnify the Trustee and each predecessor Trustee for, and to hold it harmless against, any claim, loss, liability, tax, assessment or other governmental charge (other than taxes applicable to the Trustee’s compensation hereunder) or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of this Indenture or the trusts hereunder and its duties hereunder, including enforcement of this Section 6.07 and also including any liability which the Trustee may incur as a result of failure to withhold, pay or report any tax, assessment or other governmental charge, and the costs and expenses of defending itself against or investigating any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.  The obligations of the Company under this Section 6.07 to compensate and indemnify the Trustee and each predecessor Trustee and to pay or reimburse the Trustee and each predecessor Trustee for reasonable expenses, disbursements and advances shall constitute an additional obligation hereunder and shall survive the satisfaction and discharge of this Indenture and the Securities and the resignation or removal of the Trustee and each predecessor Trustee.

Section 6.08.  [Reserved].

Section 6.09.  Trustee Eligibility.

There shall at all times be a Trustee hereunder which shall have a combined capital and surplus of at least $50,000,000, to the extent there is an institution eligible and willing to serve.  If such Trustee publishes reports of condition at least annually, pursuant to law or to the requirements of federal, state, territorial or District of Columbia supervising or examining authority, then for the purposes of this Section 6.09, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 6.09, the Trustee shall resign promptly in the manner and with the effect hereinafter specified in this Article.

Section 6.10.  Resignation and Removal; Appointment of Successor Trustee.

(a)          No resignation or removal of the Trustee and no appointment of a successor trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor trustee under Section 6.11.

(b)          The Trustee, or any trustee or trustees hereafter appointed, may at any time resign by giving written notice thereof to the Company no later than 30 Business Days prior to the proposed date of resignation.  Upon receiving such notice of resignation, the Company shall promptly appoint a successor trustee by written instrument executed by authority of the Board of Directors of the Company, a copy of which shall be delivered to the resigning Trustee and a copy to the successor trustee.  If an instrument of acceptance by a successor trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may, or any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself, herself and all others similarly situated, and at the sole cost and expense of the Company, petition any court of competent jurisdiction for the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper, appoint and prescribe a successor trustee.

(c)          The Trustee may be removed at any time for any cause or for no cause by an Act of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.

(d)          If at any time:

(1)          the Trustee shall cease to be eligible under Section 6.09 and shall fail to resign after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

(2)          the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, the Holder of any Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself, herself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor trustee.  Such court may thereupon, after such notice, if any, as it may deem proper and prescribe, remove the Trustee and appoint a successor trustee.

(e)          If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor trustee and shall comply with the applicable requirements of Section 6.11.  If, within 60 days after such resignation, removal or incapability, or the occurrence of such vacancy, the Company has not appointed a successor Trustee, a successor trustee shall be appointed by the Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee.  Such successor trustee so appointed shall forthwith upon its acceptance of such appointment become the successor trustee and supersede the successor trustee appointed by the Company.  If no successor trustee shall have been so appointed by the Company or the Holders of the Securities and accepted appointment in the manner hereinafter provided, the Trustee or the Holders of at least 10% of the aggregate principal amount of Securities then Outstanding may, at the expense of the Company, subject to Section 5.14, on behalf of himself, herself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor trustee.

(f)          The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor trustee by mailing written notice of such event by first-class mail, postage prepaid, to the Holders of Securities as their names and addresses appear in the Security Register.  Each notice shall include the name of the successor trustee and the address of its Corporate Trust Office or agent hereunder.

Section 6.11.  Acceptance of Appointment by Successor.

Every successor trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee as if originally named as Trustee hereunder; but, nevertheless, on the written request of the Company or the successor trustee, upon payment of its charges pursuant to Section 6.07 then unpaid, such retiring Trustee shall pay over to the successor trustee all moneys at the time held by it hereunder and shall execute and deliver an instrument transferring to such successor trustee all such rights, powers, duties and obligations, which instrument shall be prepared and delivered to the Trustee by the Company.  Upon request of any such successor trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor trustee all such rights and powers.

No successor trustee with respect to the Securities shall accept appointment as provided in this Section 6.11 unless at the time of such acceptance such successor trustee shall be eligible to act as trustee under this Article Six and shall have a combined capital and surplus of at least $50,000,000 and have a designated corporate trust office or an agent selected in accordance with Section 6.09.

Upon acceptance of appointment by any successor trustee as provided in this Section 6.11, the Company shall give notice thereof to the Holders of the Securities, by mailing such notice to such Holders at their addresses as they shall appear on the Security Register.  If the acceptance of appointment is substantially contemporaneous with the appointment, then the notice called for by the preceding sentence may be combined with the notice called for by Section 6.10.  If the Company fails to give such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be given at the expense of the Company.

Section 6.12.  Merger, Conversion, Consolidation or Succession to Business.

Any corporation or banking association into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation or banking association resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation or banking association succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture) shall be the successor of the Trustee hereunder, provided that such corporation or banking association shall be eligible this Article Six and shall have a combined capital and surplus of at least $50,000,000 and have a designated corporate trust office or an agent selected in accordance with Section 6.09, without the execution or filing of any paper or any further act on the part of any of the parties hereto.

In case at the time such successor to the Trustee shall succeed to the trusts created by this Indenture any of the Securities shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor Trustee and deliver such Securities so authenticated; and, in case at that time any of the Securities shall not have been authenticated, any successor to the Trustee may authenticate such Securities either in the name of any predecessor hereunder or in the name of the successor trustee; and in all such cases such certificate shall have the full force which it is anywhere in the Securities or in this Indenture provided that the certificate of the Trustee shall have; provided that the right to adopt the certificate of authentication of any predecessor Trustee or to authenticate Securities in the name of any predecessor Trustee shall apply only to its successor or successors by merger, conversion or consolidation.

Section 6.13.  Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or other obligor under the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).  A Trustee who has resigned or been removed shall be subject to Trust Indenture Act Section 311(a) to the extent indicated therein.

ARTICLE SEVEN

HOLDERS’ LISTS AND REPORTS BY TRUSTEE AND THE COMPANY

Section 7.01.  Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee

(a)          semiannually, not more than 10 days after each Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders as of such Regular Record Date; and

(b)          at such other times as the Trustee may reasonably request in writing, within 30 days after receipt by the Company of any such request, a list of similar form and content to that in subsection (a) hereof as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that if and so long as the Trustee shall be the Security Registrar, no such list need be furnished.  The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of all Holders.

Section 7.02.  Disclosure of Names and Addresses of Holders.

Holders may communicate pursuant to Trust Indenture Act Section 312(b) with other Holders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Security Registrar and any other Person shall have the protection of Trust Indenture Act Section 312(c). Further, every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that none of the Company nor the Trustee or any agent of either of them shall be held accountable by reason of the disclosure of any information as to the names and addresses of the Holders, regardless of the source from which such information was derived, and that the Trustee shall not be held accountable by reason of mailing any material pursuant to a request made pursuant to this Section 7.02.

ARTICLE EIGHT

CONSOLIDATION, MERGER, SALE OF ASSETS

Section 8.01.  Company and Guarantors, if Any, May Consolidate, etc., Only on Certain Terms.

(a)          The Company will not, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons, or permit any of its Subsidiaries to enter into any such transaction or series of transactions, if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis to any other Person or group of Persons, unless at the time and after giving effect thereto:

(1)          either (a) the Company will be the continuing corporation or (b) the Person (if other than the Company) formed by such consolidation or into which the Company is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Company and its Subsidiaries on a Consolidated basis (the “Surviving Entity”) will be a corporation duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of the Company under the Securities and this Indenture, as the case may be, and the Securities and this Indenture will remain in full force and effect as so supplemented (and any Guarantees will be confirmed as applying to such Surviving Entity’s obligations);

(2)          immediately before and immediately after giving effect to such transaction on a pro forma basis (and treating any Indebtedness not previously an obligation of the Company or any of its Subsidiaries which becomes the obligation of the Company or any of its Subsidiaries as a result of such transaction as having been incurred at the time of such transaction), no Default or Event of Default will have occurred and be continuing;

(3)          at the time of the transaction, each Guarantor, if any, unless it is the other party to the transactions described above, will have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under this Indenture and the Securities; and

(4)          at the time of the transaction, the Company or the Surviving Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, transfer, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture,  that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental indenture is the legal, valid and binding obligation of the Surviving Entity.

(b)          Subject to Section 10.10(c), Each Guarantor, if any, will not, and the Company will not permit any Guarantor to, in a single transaction or through a series of related transactions, consolidate with or merge with or into any other Person (other than the Company or any Guarantor) or sell, assign, convey, transfer, lease or otherwise dispose of all or substantially all of its properties and assets to any Person or group of Persons (other than the Company or any Guarantor) or permit any of its Subsidiaries to enter into any such transaction or series of transactions if such transaction or series of transactions, in the aggregate, would result in a sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Guarantor and its Subsidiaries on a Consolidated basis to any other Person or group of Persons (other than the Company or any Guarantor), unless at the time and after giving effect thereto:

(1)          either (a) the Guarantor will be the continuing entity in the case of a consolidation or merger involving the Guarantor or (b) the Person (if other than the Guarantor) formed by such consolidation or into which such Guarantor is merged or the Person which acquires by sale, assignment, conveyance, transfer, lease or disposition all or substantially all of the properties and assets of the Guarantor and its Subsidiaries on a Consolidated basis (the “Surviving Guarantor Entity”) will be duly organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and such Person expressly assumes, by a supplemental indenture, in a form reasonably satisfactory to the Trustee, all the obligations of such Guarantor under its Guarantee of the Securities and this Indenture and such Guarantee and Indenture will remain in full force and effect;

(2)          immediately before and immediately after giving effect to such transaction on a pro forma basis, no Default or Event of Default will have occurred and be continuing; and

(3)          at the time of the transaction, such Guarantor or the Surviving Guarantor Entity will have delivered, or caused to be delivered, to the Trustee, in form and substance reasonably satisfactory to the Trustee, an Officers’ Certificate and an Opinion of Counsel, each to the effect that such consolidation, merger, transfer, sale, assignment, conveyance, lease or other transaction and the supplemental indenture in respect thereof comply with this Indenture,  that all conditions precedent herein provided for relating to such transaction have been complied with and that such supplemental indenture is the legal, valid and binding obligation of such continuing entity.

(c)          Notwithstanding the foregoing, the provisions of Section 8.01(b) shall not apply to any Guarantor whose Guarantee of the Securities is unconditionally released and discharged in accordance with Section 10.10(c).

(d)          Notwithstanding the foregoing, (i) any Subsidiary may consolidate with, merge into or transfer all or part of its properties and assets to the Company or another Subsidiary and (ii) the Company may merge with an Affiliate that has no significant assets or liabilities and was formed solely for the purpose of changing the jurisdiction of organization of the Company in another state of the United States, provided that, in the case of clauses (i) and (ii), (a) so long as the amount of Indebtedness of the Company and its Subsidiaries is not increased thereby and (b) the successor Person (in the case of a consolidation, merger or transfer involving the Company or a Guarantor) assumes all the obligations of the Company or Guarantor, as applicable, under this Indenture and the Securities or its Guarantee, as the case may be, pursuant to a supplemental indenture in a form reasonably satisfactory to the Trustee.

In the event of any transaction (other than a lease) described in and complying with the conditions listed in Sections 8.01(a) and 8.01(b) in which the Company or any Guarantor, as the case may be, is not the continuing corporation, the successor Person formed or remaining or to which such transfer is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, and the Company or any Guarantor, as the case may be, would be discharged (other than in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the last balance sheet date available to the Company) of the Company or the Consolidated revenue of the Company (as of the last 12-month period for which financial statements are available)) from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be.

Section 8.02.  Successor Substituted.

Upon any consolidation or merger, or any sale, assignment, conveyance, transfer, lease or disposition of all or substantially all of the properties and assets of the Company or any Guarantor, if any, in accordance with Section 8.01, the successor Person formed by such consolidation or into which the Company or such Guarantor, as the case may be, is merged, or the successor Person to which such sale, assignment, conveyance, transfer, lease or disposition is made, shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture, the Securities and/or the related Guarantee, as the case may be, with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein, in the Securities and/or in the Guarantee, as the case may be, and the Company or such Guarantor, as the case may be, would be discharged (other than in a transaction that results in the transfer of assets constituting or accounting for less than 95% of the Consolidated assets (as of the last balance sheet date available to the Company) of the Company or the Consolidated revenue of the Company (as of the last 12-month period for which financial statements are available)) from all obligations and covenants under this Indenture and the Securities or its Guarantee, as the case may be; provided that in the case of a transfer by lease, the predecessor shall not be released from the payment of principal and interest on the Securities or its Guarantee, if any, as the case may be.

ARTICLE NINE

SUPPLEMENTAL INDENTURES

Section 9.01.  Supplemental Indentures and Agreements Without Consent of Holders.

Without the consent of any Holders, the Company, the Guarantors, if any, and any other obligor under the Securities when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto or agreements or other instruments with respect to this Indenture, the Securities or any Guarantee, in form and substance satisfactory to the Trustee, for any of the following purposes:

(a)          to evidence the succession of another Person to the Company, any Guarantor or any other obligor upon the Securities, and the assumption by any such successor of the covenants of the Company or such Guarantor or obligor herein and in the Securities and in any Guarantee in accordance with Article Eight;

(b)          to add to the covenants of the Company, any Guarantor or any other obligor upon the Securities for the benefit of the Holders or to surrender any right or power conferred upon the Company or any Guarantor or any other obligor upon the Securities, as applicable, herein, in the Securities or in any Guarantee;

(c)          to cure any ambiguity, omission, mistake, defect or inconsistency;

(d)          to make any change that does not adversely affect the rights of the Holders in any material respect;

(e)          to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act;

(f)          to add a Guarantor or co-obligor pursuant to the requirements of Section 10.10 hereof or otherwise;

(g)          to evidence and provide the acceptance of the appointment of a successor Trustee hereunder;

(h)          to make any change that would provide any additional rights or benefits to the Holders and that does not adversely affect the legal rights under this Indenture of any such Holder;

(i)          to conform the text of this Indenture or the Securities to any provision of the “Description of Notes” in the Offering Memorandum to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Indenture or the Securities, as set forth in an Officers’ Certificate;

(j)          to make any amendment to the provisions of this Indenture relating to the transfer and legending of Securities as permitted by this Indenture, including to facilitate the issuance and administration of the Securities; provided, however, that (i) compliance with this Indenture as so amended would not result in Securities being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not adversely affect the rights of Holders to transfer Securities;

(k)          to mortgage, pledge, hypothecate or grant a security interest in favor of the Trustee for the benefit of the Holders as additional security for the payment and performance of the Company’s and any Guarantor’s Indenture Obligations, in any property, or assets, including any of which are required to be mortgaged, pledged or hypothecated, or in which a security interest is required to be granted to the Trustee pursuant to this Indenture or otherwise; or

(l)          to release a Guarantor or any Guarantee of the Securities in accordance with Section 10.10(c).

Section 9.02.  Supplemental Indentures and Agreements with Consent of Holders.

Except as permitted by Section 9.01, with the consent of the Holders of at least a majority in aggregate principal amount of the Outstanding Securities (including consents obtained in connection with a tender offer or exchange offer for Securities), by Act of said Holders delivered to the Company, each Guarantor, if any, and the Trustee, the Company and each Guarantor (if a party thereto) when authorized by Board Resolutions, and the Trustee may (i) enter into an indenture or indentures supplemental hereto or agreements or other instruments with respect to any Guarantee, for the purpose of adding any provisions to or amending, modifying or changing in any manner or eliminating any of the provisions of this Indenture, the Securities or any Guarantee (including but not limited to, for the purpose of modifying in any manner the rights of the Holders under this Indenture, the Securities or any Guarantee) or (ii) waive compliance with any provision in this Indenture, the Securities or any Guarantee (other than waivers of past Defaults covered by Section 5.13 and waivers of covenants which are covered by Section 10.20); provided, however, that no such supplemental indenture, agreement or instrument shall, without the consent of the Holder of each Outstanding Security affected thereby:

(a)          change the Stated Maturity of the principal of, or any installment of interest on, or change to an earlier date any Redemption Date of, or waive a default in the payment of the principal of, premium, if any, or interest on, any such Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change the coin or currency in which the principal of any such Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date);

(b)          after the Company’s obligation to purchase Securities arises thereunder, amend, change or modify in any material respect the obligation of the Company to make and consummate a Change of Control Offer in the event of a Change of Control Repurchase Event or, after such Change of Control has occurred or modify any of the provisions or definitions with respect thereto;

(c)          reduce the percentage in principal amount of such Outstanding Securities, the consent of whose holders is required for any such supplemental indenture, or the consent of whose Holders is required for any waiver or compliance with certain provisions of this Indenture;

(d)          modify any of the provisions of this Section 9.02 or Section 5.13 or Section 10.20, except to increase the percentage of such Outstanding Securities required for such actions or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each such Security affected thereby;

(e)          except as otherwise permitted under Article Eight, consent to the assignment or transfer by the Company or any Guarantor of any of its rights and obligations hereunder; or

(f)          amend or modify any of the provisions of this Indenture relating to the ranking of the Securities or any Guarantee in any manner adverse to the Holders of the Securities or any Guarantee.

Upon the written request of the Company and each Guarantor, if any, accompanied by a copy of Board Resolutions authorizing the execution of any such supplemental indenture or Guarantee, and upon the filing with the Trustee of an Officers’ Certificate certifying receipt of the consent of Holders as aforesaid, the Trustee shall join with the Company and each Guarantor in the execution of such supplemental indenture or Guarantee.

It shall not be necessary for any Act of Holders under this Section 9.02 to approve the particular form of any proposed supplemental indenture or Guarantee or agreement or instrument relating to any Guarantee, but it shall be sufficient if such Act shall approve the substance thereof.

Section 9.03.  Execution of Supplemental Indentures and Agreements.

In executing, or accepting the additional trusts created by, any supplemental indenture, agreement, instrument or waiver permitted by this Article Nine or the modifications thereby of the trusts created by this Indenture, the Trustee shall receive, and (subject to Trust Indenture Act Sections 315(a) through 315(d) and Section 6.02 hereof) shall be fully protected in relying upon, an Opinion of Counsel and an Officers’ Certificate each stating that the execution of such supplemental indenture, agreement or instrument (a) is authorized or permitted by this Indenture (b) does not violate the provisions of any agreement or instrument evidencing any other Indebtedness of the Company, any Guarantor or any other Subsidiary, and (c) that such supplemental indenture is the valid, binding and legal obligation of the Company.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture, agreement or instrument which affects the Trustee’s own rights, duties or immunities under this Indenture, any Guarantee or otherwise.

Section 9.04.  Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

Section 9.05.  Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article Nine may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and each Guarantor and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

Section 9.06.  Notice of Supplemental Indentures.

Promptly after the execution by the Company, any Guarantor and the Trustee of any supplemental indenture pursuant to the provisions of Section 9.02, the Company shall give notice thereof to the Holders of each Outstanding Security affected, in the manner provided for in Section 1.06, setting forth in general terms the substance of such supplemental indenture.  Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

Section 9.07.  Revocation and Effects of Consents.

Until an amendment or waiver becomes effective, a consent to it by a Holder of a Security is a continuing consent by the Holder and every subsequent Holder of a Security or portion of a Security that evidences the same Indebtedness as the consenting Holder’s Security, even if a notation of the consent is not made on any Security.  However, any such Holder, or subsequent Holder, may revoke the consent as to his or her Security or portion of a Security if the Trustee receives the notice of revocation before the date the amendment or waiver becomes effective.  An amendment or waiver shall become effective in accordance with its terms and thereafter bind every Holder.

ARTICLE TEN

COVENANTS

Section 10.01.  Payment of Principal, Premium and Interest.

The Company shall duly and punctually pay the principal of, premium, if any, and interest on the Securities in accordance with the terms of the Securities and this Indenture.

Section 10.02.  Maintenance of Office or Agency.

The Company shall maintain an office or agency where Securities may be presented or surrendered for payment.  The Company also will maintain an office or agency where Securities may be surrendered for registration of transfer, redemption or exchange.  The office of the Trustee, at the Corporate Trust Office initially located 333 Clay Street, Suite 3800, Houston, TX 77002, Attn: Gregory Yanok, will be such office or agency of the Company, unless the Company shall designate and maintain some other office or agency for one or more of such purposes.  The Company will give prompt written notice to the Trustee of the location and any change in the location of any such offices or agencies.  If at any time the Company shall fail to maintain any such required offices or agencies or shall fail to furnish the Trustee with the address thereof, such presentations or surrenders may be made at the office of the agent of the Trustee and the Company hereby appoints the Trustee such agent as its agent to receive all such presentations or surrenders.

The Company may from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes, and may from time to time rescind such designation.  The Company will give prompt written notice to the Trustee of any such designation or rescission and any change in the location of any such office or agency.

The Trustee shall initially act as Paying Agent for the Securities.

Section 10.03.  Money for Security Payments to Be Held in Trust.

If the Company or any of its Affiliates shall at any time act as Paying Agent, it will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, segregate and hold in trust for the benefit of the Holders entitled thereto a sum sufficient to pay the principal, premium, if any, or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided, and will promptly notify the Trustee of its action or failure so to act.

If the Company or any of its Affiliates is not acting as Paying Agent, the Company will, on or before each due date of the principal of, premium, if any, or interest on any of the Securities, deposit with a Paying Agent a sum in same day funds sufficient to pay the principal, premium, if any, or interest so becoming due, such sum to be held in trust for the benefit of the Persons entitled to such principal, premium or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of such action or any failure so to act.

If the Company is not acting as Paying Agent, the Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 10.03, that such Paying Agent will:

(a)          hold all sums held by it for the payment of the principal of, premium, if any, or interest on the Securities in trust for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(b)          give the Trustee written notice of any Default by the Company or any Guarantor (or any other obligor upon the Securities) in the making of any payment of principal, premium, if any, or interest on the Securities;

(c)          at any time during the continuance of any such Default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held in trust by such Paying Agent; and

(d)          acknowledge, accept and agree to comply in all aspects with the provisions of this Indenture relating to the duties, rights and liabilities of such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of, premium, if any, or interest on any Security and remaining unclaimed for two years after such principal and premium, if any, or interest has become due and payable shall promptly be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, shall at the expense and written direction of the Company cause to be published once, in the New York Times and The Wall Street Journal (national edition), and mail to each such Holder, notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification, publication and mailing, any unclaimed balance of such money then remaining will promptly be repaid to the Company.

Section 10.04.  Corporate Existence.

Subject to Article Eight, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect the corporate existence and related rights and franchises (charter and statutory) of the Company and each Subsidiary; provided, however, that the Company shall not be required to preserve any such right or franchise or the corporate existence of any such Subsidiary if the Board of Directors of the Company shall determine that the preservation thereof is no longer necessary or desirable in the conduct of the business of the Company and its Subsidiaries as a whole and that the loss thereof would not reasonably be expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; and provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its assets in compliance with the terms of this Indenture.

Section 10.05.  Payment of Taxes and Other Claims.

The Company shall pay or discharge or cause to be paid or discharged, on or before the date the same shall become due and payable, (a) all taxes, assessments and governmental charges levied or imposed upon the Company or any of its Subsidiaries shown to be due on any return of the Company or any of its Subsidiaries or otherwise assessed or upon the income, profits or property of the Company or any of its Subsidiaries if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder and (b) all lawful claims for labor, materials and supplies, which, if unpaid, would by law become a Lien upon the property of the Company or any of its Subsidiaries, except for any Lien permitted to be incurred under Section 10.08, if failure to pay or discharge the same could reasonably be expected to have a material adverse effect on the ability of the Company or any Guarantor to perform its obligations hereunder; provided, however, that the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings properly instituted and diligently conducted and in respect of which appropriate reserves (in the good faith judgment of management of the Company) are being maintained in accordance with GAAP.

Section 10.06.  Maintenance of Properties.

The Company shall cause all material properties owned by the Company and its Subsidiaries or used or held for use in the conduct of its business or the business of any of its Subsidiaries to be maintained and kept in good condition, repair and working order (ordinary wear and tear excepted) and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the reasonable judgment of the Company may be consistent with sound business practice and necessary so that the business carried on in connection therewith may be properly conducted at all times; provided, however, that nothing in this Section shall prevent the Company from discontinuing the maintenance of any of such properties if such discontinuance is, in the reasonable judgment of the Company, desirable in the conduct of its business or the business of any of the its Subsidiaries and not reasonably expected to have a material adverse effect on the ability of the Company to perform its obligations hereunder; provided, further, however, that the foregoing shall not prohibit a sale, transfer or conveyance of a Subsidiary or any of its properties or assets in compliance with the terms of this Indenture.

Section 10.07.  Maintenance of Insurance.

The Company shall at all times keep all of its and its Subsidiaries’ properties which are of an insurable nature insured with insurers, believed by the Company in good faith to be financially sound and responsible, and/or by prudent self-insurance, against loss or damage to the extent that property of similar character is usually so insured by corporations similarly situated and owning like properties in the same general geographic areas in which the Company and its Subsidiaries operate, except where the failure to do so could not reasonably be expected to have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or prospects of the Company and its Subsidiaries, taken as a whole.

Section 10.08.  Limitation on Liens.

The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, create, incur or affirm any Lien (other than a Permitted Lien) of any kind securing any Indebtedness (including any assumption, guarantee or other liability with respect thereto by any Subsidiary) upon any property or assets (including any intercompany notes) of the Company or any Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture, or assign or convey any right to receive any income or profits therefrom, unless the Securities (or a Guarantee in the case of Liens of a Guarantor) are directly secured equally and ratably with (or, in the case of Subordinated Indebtedness, prior or senior thereto, with the same relative priority as the Securities shall have with respect to such Subordinated Indebtedness).

Notwithstanding the foregoing, any Lien securing the Securities granted pursuant to this covenant shall be automatically and unconditionally released and discharged upon the release by the holders of the Indebtedness described above of their Lien on the property or assets of the Company or any Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as the holders of all such Indebtedness also release their Lien on the property or assets of the Company or such Subsidiary, or upon any sale, exchange or transfer to any Person not an Affiliate of the Company of the property or assets secured by such Lien, or of all of the Capital Stock held by the Company or any Subsidiary in, or all or substantially all the assets of, any Subsidiary creating such Lien.

For purposes of determining compliance with this covenant, (A) a Lien securing an item of Indebtedness need not be permitted solely by reference to one category of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant but may be permitted in part under any combination thereof and (B) in the event that a Lien securing an item of Indebtedness (or any portion thereof) meets the criteria of one or more of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant, the Company may, in its sole discretion, classify or reclassify, or later divide, classify or reclassify (as if incurred at such later time), such Lien securing such item of Indebtedness (or any portion thereof) in any manner that complies with this covenant and will be entitled to only include the amount and type of such Lien or such item of Indebtedness secured by such Lien (or any portion thereof) in one of the categories of permitted Liens (or any portion thereof) described in the definition of “Permitted Liens” or pursuant to the first paragraph of this covenant and, in such event, such Lien securing such item of Indebtedness (or any portion thereof) will be treated as being incurred or existing pursuant to only such clause or clauses (or any portion thereof) or pursuant to the first paragraph hereof without giving pro forma effect to such item (or portion thereof) when calculating the amount of Liens or Indebtedness that may be Incurred pursuant to any other clause or paragraph.

With respect to any Lien securing Indebtedness that was permitted to secure such Indebtedness at the time of the incurrence of such Indebtedness, such Lien shall also be permitted to secure any Increased Amount of such Indebtedness. The “Increased Amount” of any Indebtedness shall mean any increase in the amount of such Indebtedness in connection with any accrual of interest, the accretion of accreted value, the amortization of original issue discount, the payment of interest in the form of additional Indebtedness with the same terms or in the form of Capital Stock of the Company, the payment of dividends on Preferred Stock in the form of additional shares of Preferred Stock of the same class, accretion of original issue discount or liquidation preference and increases in the amount of Indebtedness outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness.

Section 10.09.  Limitation on Sale and Leaseback Transactions.

The Company will not, and will not cause or permit any Subsidiary to, directly or indirectly, engage in any Sale and Leaseback Transaction with respect to any property or assets of the Company or any Subsidiary owned on the date of this Indenture or acquired after the date of this Indenture unless:

(1)          the Sale and Leaseback Transaction was entered into prior to the Issue Date;

(2)          the Sale and Leaseback Transaction is solely with the Company and/or one or more Subsidiaries of the Company;

(3)          the Company or such Subsidiary would (at the time of entering into such arrangement) be entitled, without equally and ratably securing the Securities then outstanding under this Indenture, to Incur a Lien on such Property securing Indebtedness in the amount of the Attributable Debt arising from such Sale and Leaseback Transaction;

(4)          the Company or such Subsidiary, within 360 days after the sale of such Property in connection with such Sale and Leaseback Transaction is completed, applies an amount equal to the net proceeds of the sale of such Property to (a) the prepayment, repayment, redemption, purchase or retirement of notes or other long-term Indebtedness of the Company or such Subsidiary, (b) the purchase, construction, development, expansion or improvement of assets or (c) a combination thereof; or

(5)          the sum of:

(a) the Attributable Debt of the Company and its Subsidiaries in respect of such Sale and Leaseback Transaction and all other Attributable Debt of the Company and its Subsidiaries in respect of Sale and Leaseback Transactions entered into after the Issue Date then outstanding (other than any such Sale and Leaseback Transaction as would be permitted as described in clauses (1) through (5) under this Section 10.09 , plus

(b) the aggregate principal amount of Indebtedness of any  Subsidiary Incurred and then outstanding pursuant Section 10.10(b),

(a)          would not exceed the greater of (x) $500.0 million and (y) an amount that does not cause the Consolidated Secured Leverage Ratio to exceed 2.00 to 1.00.

Section 10.10.  Limitation on Issuances of Guarantees of and Pledges for Indebtedness.

(a)          The Company will not cause or permit any Subsidiary, other than a Guarantor, directly or indirectly, to secure the payment of any Indebtedness of the Company and the Company will not, and will not permit any Subsidiary to, pledge any intercompany notes representing obligations of any Subsidiary (other than a Guarantor) or any Capital Stock of a Subsidiary (other than (x) a Guarantor or (y) Milkco, Inc.) to secure the payment of any Indebtedness unless in each case such Subsidiary simultaneously executes and delivers a supplemental indenture to this Indenture providing for a guarantee of payment of the Securities by such Subsidiary, which guarantee shall be on the same terms as the guarantee of such Indebtedness (if a guarantee of such Indebtedness is granted by any such Subsidiary) except that the guarantee of the Securities need not be secured.

(b)          The Company will not cause or permit any Subsidiary (which is not a Guarantor), directly or indirectly, to guarantee, assume or in any other manner become liable with respect to any Indebtedness of the Company or any other Subsidiary unless such Subsidiary simultaneously executes and delivers to the Trustee a supplemental indenture to this Indenture providing for a Guarantee of the Securities on the same terms as the guarantee of such Indebtedness except that (A) such Guarantee need not be secured unless required pursuant to Section 10.08 or otherwise under this Indenture and (B) if such Indebtedness is by its terms expressly subordinated to the Securities, any such assumption, guarantee or other liability of such Subsidiary with respect to such Indebtedness shall be subordinated to such Subsidiary’s Guarantee of the Securities at least to the same extent as such Indebtedness is subordinated to the Securities.

(c)          Notwithstanding the foregoing, any Guarantee by a Subsidiary of the Securities shall provide by its terms that it (and all Liens securing the same) shall be automatically and unconditionally released and discharged upon (1) any sale, exchange or transfer, to any Person not an Affiliate of the Company, of all of the Company’s Capital Stock in, or all or substantially all the assets of, such Subsidiary, which transaction is in compliance with the terms of this Indenture and such Subsidiary is released from all guarantees, if any, by it of other Indebtedness of the Company or any Subsidiaries, (2) the release by the holders of the Indebtedness of the Company described in clauses (a) and (b) above of their security interest or their guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness), at such time as (A) no other Indebtedness of the Company has been secured or guaranteed by such Subsidiary, as the case may be, or (B) the holders of all such other Indebtedness which is secured or guaranteed by such Subsidiary also release their security interest in or guarantee by such Subsidiary (including any deemed release upon payment in full of all obligations under such Indebtedness); or (3) as described under Section 9.02.

Section 10.11.  Purchase of Securities upon a Change of Control Repurchase Event.

(a)          If a Change of Control Repurchase Event occurs, then each Holder shall have the right to require that the Company purchase all or any part (in integral multiples of $1,000) of such Holder’s Securities pursuant to the offer described below in this Section 10.11 (the “Change of Control Offer”) and in accordance with the other procedures set forth in subsections (b), (c), (d) and (e) of this Section 10.11.  In the Change of Control Offer, the Company shall offer to purchase all of the Securities at a purchase price (the “Change of Control Purchase Price”) in cash in an amount equal to 101% of the principal amount of such Securities, plus accrued and unpaid interest, if any, to the date of purchase (the “Change of Control Purchase Date”) (subject to the rights of holders of record on relevant record dates to receive interest due on an interest payment date that is on or prior to such date of purchase).

(b)          Except to the extent the Company has exercised its right to redeem the Securities by delivery of a notice of redemption as described under Section 11.03, within 30 days following any Change of Control Repurchase Event, the Company shall notify the Trustee in writing and give written notice (a “Change of Control Purchase Notice”) of such Change of Control Repurchase Event to each Holder by first-class mail, postage prepaid, at his or her address appearing in the Security Register.  A Change of Control Offer may be made in advance of a Change of Control Repurchase Event, and conditioned upon such Change of Control Repurchase Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer. The Change of Control Purchase Notice shall state, among other things:

(1)          that a Change of Control Repurchase Event has occurred and the date of such event;

(2)          a brief description of the Change of Control Repurchase Event;

(3)          that the Change of Control Offer is being made pursuant to this Section 10.11 and that all Securities properly tendered pursuant to the Change of Control Offer will be accepted for payment at the Change of Control Purchase Price (subject to satisfaction of the condition, if any, that a Change of Control Repurchase Event shall have occurred);

(4)          the Change of Control Purchase Price and the Change of Control Purchase Date which shall be fixed by the Company on a business day no earlier than 30 days nor later than 60 days from the date the notice is mailed, except in the case of a conditional Change of Control Offer made in advance, as permitted by Section 11.05, or such later date as is necessary to comply with requirements under the Exchange Act;

(5)          the Change of Control Purchase Price;

(6)          the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02;

(7)          that Securities must be surrendered on or prior to the Change of Control Purchase Date to the Paying Agent at the office of the Paying Agent or to an office or agency referred to in Section 10.02 to collect payment;

(8)          that the Change of Control Purchase Price for any Security which has been properly tendered and not withdrawn will be paid promptly following the Change of Control Offer Purchase Date;

(9)          the procedures that a Holder must follow to accept a Change of Control Offer or to withdraw such acceptance;

(10)        that any Security not tendered will continue to accrue interest, if any);

(11)        that, unless the Company defaults in the payment of the Change of Control Purchase Price, any Securities accepted for payment pursuant to the Change of Control Offer will cease to accrue interest after the Change of Control Purchase Date; and

(12)        that, if such notice is delivered prior to the occurrence of a Change of Control Repurchase Event, the Change of Control Offer is conditioned on the occurrence of such Change of Control Repurchase Event, including a description of each such condition, and, if applicable, that, in the Company’s discretion, the Change of Control Repurchase Date may be delayed until such time as any or all such conditions shall be satisfied, or that such repurchase may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the Change of Control Repurchase Date, or by the Change of Control Repurchase Date as so delayed.

(c)          Upon receipt by the Company of the proper tender of Securities, the Holder of the Security in respect of which such proper tender was made shall (unless the tender of such Security is properly withdrawn) thereafter be entitled to receive solely the Change of Control Purchase Price with respect to such Security.  Upon surrender of any such Security for purchase in accordance with the foregoing provisions, such Security shall be paid by the Company at the Change of Control Purchase Price; provided, however, that installments of interest whose Stated Maturity is on or prior to the Change of Control Purchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates according to the terms and the provisions of Section 3.09.  If any Security tendered for purchase in accordance with the provisions of this Section 10.11 shall not be so paid upon surrender thereof, the principal thereof (and premium, if any, thereon) shall, until paid, bear interest from the Change of Control Purchase Date at the rate borne by such Security.  Holders electing to have Securities purchased will be required to surrender such Securities to the Paying Agent at the address specified in the Change of Control Purchase Notice at least one Business Day prior to the Change of Control Purchase Date.  Any Security that is to be purchased only in part shall be surrendered to a Paying Agent at the office of such Paying Agent (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, one or more new Securities of any authorized denomination as requested by such Holder in an aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

(d)          The Company shall (i) not later than the Change of Control Purchase Date, accept for payment Securities or portions thereof tendered pursuant to the Change of Control Offer, (ii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deposit with the Trustee or with a Paying Agent an amount of money in same day funds sufficient to pay the aggregate Change of Control Purchase Price of all the Securities or portions thereof which have been so accepted for payment and (iii) not later than 10:00 a.m. (New York time) on the Business Day following the Change of Control Purchase Date, deliver to the Paying Agent an Officers’ Certificate stating the Securities or portions thereof accepted for payment by the Company.  The Paying Agent shall promptly mail or deliver to Holders of Securities so accepted payment in an amount equal to the Change of Control Purchase Price of the Securities purchased from each such Holder, and the Company shall execute and the Trustee shall promptly authenticate and mail or deliver to such Holders a new Security equal in principal amount to any unpurchased portion of the Security surrendered.  Any Securities not so accepted shall be promptly mailed or delivered by the Paying Agent at the Company’s expense to the Holder thereof.  The Company will publicly announce the results of the Change of Control Offer on the Change of Control Purchase Date.  For purposes of this Section 10.11, the Company shall choose a Paying Agent which shall not be the Company.

(e)          A tender made in response to a Change of Control Purchase Notice may be withdrawn if the Company receives, not later than one Business Day prior to the Change of Control Purchase Date, electronic transmission, facsimile transmission or letter, specifying, as applicable:

(1)          the name of the Holder;

(2)          the certificate number of the Security in respect of which such notice of withdrawal is being submitted;

(3)          the principal amount of the Security (which shall be $1,000 or an integral multiple thereof) delivered for purchase by the Holder as to which such notice of withdrawal is being submitted;

(4)          a statement that such Holder is withdrawing his election to have such principal amount of such Security purchased; and

(5)          the principal amount, if any, of such Security (which shall be $1,000 or an integral multiple thereof) that remains subject to the original Change of Control Purchase Notice and that has been or will be delivered for purchase by the Company.

(f)          Subject to applicable escheat laws, the Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed, together with interest or dividends, if any, thereon, held by them for the payment of the Change of Control Purchase Price; provided, however, that (x) to the extent that the aggregate amount of cash deposited by the Company pursuant to clause (ii) of paragraph (d) above exceeds the aggregate Change of Control Purchase Price of the Securities or portions thereof to be purchased, then the Trustee shall hold such excess for the Company and (y) unless otherwise directed by the Company in writing, promptly after the Business Day following the Change of Control Purchase Date the Trustee shall return any such excess to the Company together with interest, if any, thereon.

(g)          The Company will comply with the requirements of Section 14(e) of the Exchange Act and any other securities laws or regulations to the extent such laws or regulations are applicable in connection with the repurchase of the Securities pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with provisions of this Indenture, the Company will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this Indenture by virtue thereof.

(h)          Notwithstanding the foregoing, the Company will not be required to make a Change of Control Offer upon a Change of Control Repurchase Event if a third party makes the Change of Control Offer, in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer made by the Company and purchases all the Securities validly tendered and not withdrawn under such Change of Control Offer.

(i)          In connection with any tender offer for the Securities, including a Change of Control Offer, if Holders of not less than 90% in aggregate principal amount of the then Outstanding Securities validly tender and do not withdraw such Securities and the Company, or any other Person making a tender offer or Change of Control Offer in lieu of the Company, as described elsewhere in this Section 10.11 or Article Eleven, purchases all of the Securities validly tendered and not withdrawn by such Holders, the Company or such other person shall have the right, upon not less than 10 nor more than 60 days’ prior notice, given not more than 30 days following such purchase, to redeem all Securities that remain Outstanding following such purchase at a Redemption Price in cash equal to the price offered to each other Holder (excluding any early tender or incentive fee) in such tender offer or the applicable Change of Control Purchase Price plus, to the extent not included in the tender offer payment or Change of Control Purchase Price, as applicable, accrued and unpaid interest to but excluding the Redemption Date (subject to the rights of Holders of record on relevant record dates to receive interest due on an interest payment date that is on or prior to such date of purchase).

Section 10.12.  Provision of Financial Statements.

Whether or not the Company is subject to Section 13(a) or 15(d) of the Exchange Act, the Company will, to the extent permitted under the Exchange Act, file with the Commission the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) if the Company were so subject, such documents to be filed with the Commission on or prior to the date (the “Required Filing Date”) by which the Company would have been required so to file such documents if the Company were so subject (after giving effect to any grace period provided by Rule 12b-25 under the Exchange Act).  The Company will also in any event (a) within 15 days of each Required Filing Date file with the Trustee copies of the annual reports, quarterly reports and other documents which the Company would have been required to file with the Commission pursuant to Section 13(a) or 15(d) of the Exchange Act if the Company were subject to either of such Sections and (b) if filing such documents by the Company with the Commission is not permitted under the Exchange Act, promptly upon written request and payment of the reasonable cost of duplication and delivery, supply copies of such documents to any prospective holder at the Company’s cost. The financial information required by this covenant will not be required to include a footnote presenting the condensed consolidating financial information specified in Rule 3-10 of Regulation S-X promulgated by the Commission (or any successor provisions) (“Regulation S-X”).  Additionally, the financial information required by this Section 10.12 will not be required to include the information contemplated by Rules 3-09 or 3-16 of Regulation S-X. In addition, for so long as any Securities remain outstanding during any period when it is not subject to Section 13 or 15(d) of the Exchange Act, or otherwise permitted to furnish the Commission with the information required by this Section 10.12, the Company will furnish to the Holders of the Securities, or to bona fide prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. For purposes of this covenant, any prospective investor shall be deemed “bona fide” if it certifies it is “bona fide.”

Notwithstanding the foregoing, if at any time the Company is not subject to Section 13 or 15(d) of the Exchange Act; (a) the Company will not be required to furnish any information, certificates or reports required by (x) Section 302, 404 or 906 of the Sarbanes-Oxley Act of 2002, or related Items 307 or 308 of Regulation S-K, or (y) Regulation G or Item 10(e) of Regulation S-K promulgated by the Commission with respect to financial measures contained therein, (b) the financial information required by this Section 10.12 will not be required to contain the separate financial statements or other information contemplated by Rule 3-05, Rule 3-09, Rule 3-10, Rule 3-16 or Article 11 of Regulation S-X, (c) the information and reports referred to in this Section 10.12 shall not be required to present compensation or beneficial ownership information and (d) the information and reports referred to in this Section 10.12 shall not be required to include any exhibits required by Item 15 of Form 10-K, Item 6 of Form 10-Q or Item 9.01 of Form 8-K.

Notwithstanding the foregoing, the Company will be deemed to have furnished such reports referred to in this Section 10.12 to the Trustee and the holders if the Company has filed such reports with the Commission via the EDGAR filing system (or any successor electronic filing system) and such reports are publicly available, it being understood that the Trustee shall have no responsibility to determine if such information shall have been so filed or is publicly available.

Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants contained in this Section 10.12 (as to which the Trustee is entitled to rely exclusively on Officers’ Certificates).

Section 10.13.  Statement by Officers as to Default.

(a)          The Company and the Guarantors, if any, will deliver to the Trustee, on or before a date not more than 120 days after the end of each fiscal year of the Company ending after the date hereof, a written statement signed by two executive officers of the Company and each Guarantor, if any, one of whom shall be the principal executive officer, principal financial officer or principal accounting officer of the Company and any such Guarantor, as to compliance herewith, including whether or not, after a review of the activities of the Company during such year or such quarter and of the Company’s and each Guarantor’s, if any, performance under this Indenture, to the best knowledge, based on such review, of the signers thereof, the Company and each Guarantor, if any have fulfilled all of their respective obligations and are in compliance with all conditions and covenants under this Indenture throughout such year or quarter, as the case may be, and, if there has been a Default specifying each Default and the nature and status thereof and any actions being taken by the Company and the Guarantors, if any, with respect thereto.

(b)          When any Default or Event of Default has occurred and is continuing, or if the Trustee or any Holder or the trustee for or the holder of any other evidence of Indebtedness of the Company or any Subsidiary gives any notice or takes any other action with respect to a claimed default, the Company and the Guarantors, if any, shall deliver to the Trustee by registered or certified mail or facsimile transmission followed by an originally executed copy of an Officers’ Certificate specifying such Default, Event of Default, notice or other action, the status thereof and what actions the Company and the Guarantors, if any, are taking or propose to take with respect thereto, within five Business Days after the occurrence of such Default or Event of Default.

Section 10.14.  Waiver of Certain Covenants.

The Company and the Guarantors, if any, may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.06 through 10.10, and 10.12 through 10.13, if, before or after the time for such compliance, the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding shall, by Act of such Holders, waive such compliance in such instance with such covenant or provision, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee in respect of any such covenant or condition shall remain in full force and effect.

ARTICLE ELEVEN

REDEMPTION OF SECURITIES

Section 11.01.  Rights of Redemption.

(a)          The Securities are subject to redemption at any time on or after June 15, 2026 at the option of the Company, in whole or in part, subject to the conditions, and at the Redemption Prices, specified in the form of Security, together with accrued and unpaid interest, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates).

(b)          In addition, at any time prior to June 15, 2024, the Company, at its option, may use the net proceeds of one or more Equity Offerings to redeem up to an aggregate of 40% of the aggregate principal amount of Securities issued under this Indenture (including the principal amount of any Additional Securities) at a redemption price equal to 104.000% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon, if any, to the Redemption Date (subject to the right of Holders of record on relevant Regular Record Dates and Special Record Dates to receive interest due on relevant Interest Payment Dates and Special Payment Dates); provided that at least 60% of the initial aggregate principal amount of Securities (including the principal amount of any Additional Securities) remains Outstanding immediately after the occurrence of such redemption.  In order to effect the foregoing redemption, the Company must mail a notice of redemption no later than 30 days after the closing of the related Equity Offering and must consummate such redemption within 180 days of the closing of the Equity Offering.

Section 11.02.  Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of this Indenture, shall be made in accordance with such provision and this Article Eleven.

Section 11.03.  Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities pursuant to Section 11.01 shall be evidenced by a Company Order and an Officers’ Certificate.  In case of any redemption at the election of the Company, the Company shall, not less than 25 nor more than 60 days prior to the Redemption Date fixed by the Company (unless a shorter notice period shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date and of the principal amount of Securities to be redeemed.

Section 11.04.  Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities or portions thereof to be redeemed shall be selected not more than 30 days prior to the Redemption Date.  The Trustee shall select the Securities or portions thereof to be redeemed in compliance with the requirements of the principal national security exchange, if any, on which the Securities are listed, or if the Securities are not so listed, on a pro rata basis (or, in the case of Global Securities, the Securities will be selected for redemption or purchase based on the Depository’s applicable procedures); provided that no Securities with a principal amount of $2,000 or less shall be redeemed or purchased in part.  The amounts to be redeemed shall be equal to $2,000 or any integral multiple of $1,000.

The Trustee shall promptly notify the Company and the Security Registrar in writing of the Securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to redemption of Securities shall relate, in the case of any Security redeemed or to be redeemed only in part, to the portion of the principal amount of such Security which has been or is to be redeemed.

Section 11.05.  Notice of Redemption.

Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 10 days nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at its address appearing in the Security Register.

All notices of redemption shall state:

(a)          the Redemption Date;

(b)          the Redemption Price;

(c)          if less than all Outstanding Securities are to be redeemed, the identification of the particular Securities to be redeemed;

(d)          in the case of a Security to be redeemed in part, the principal amount of such Security to be redeemed and that after the Redemption Date upon surrender of such Security, new Security or Securities in the aggregate principal amount equal to the unredeemed portion thereof will be issued;

(e)          that Securities called for redemption must be surrendered to the Paying Agent to collect the Redemption Price;

(f)          that on the Redemption Date the Redemption Price will become due and payable upon each such Security or portion thereof to be redeemed, and that (unless the Company shall default in payment of the Redemption Price) interest thereon shall cease to accrue on and after said date;

(g)          the names and addresses of the Paying Agent and the offices or agencies referred to in Section 10.02 where such Securities are to be surrendered for payment of the Redemption Price;

(h)          the CUSIP number, if any, relating to such Securities and that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed on such notice or printed on the Securities;

(i)          the procedures that a Holder must follow to surrender the Securities to be redeemed; and

(j)          if the redemption is conditioned upon any subsequent event, a description of such condition or event.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request and expense, by the Trustee in the name and at the expense of the Company.  If the Company elects to give notice of redemption, it shall provide the Trustee with an Officers’ Certificate stating that such notice has been given in compliance with the requirements of this Section 11.05 setting forth the information set forth therein and will provide a complete form of such notice.

Notice of any redemption of, or any offer to purchase (including, for the elimination of doubt, any Change of Control Offer), the Securities may, at the Company’s discretion, be given subject to one or more conditions precedent.  In addition, if such redemption or purchase is subject to satisfaction of one or more conditions precedent, such notice shall briefly describe each such condition, and if applicable, shall state that, in the Company’s discretion, the redemption or purchase date may be delayed until such time (including to a date and time more than 60 days after the date the notice of redemption or offer to purchase was mailed or delivered, including by electronic transmission) as any or all such conditions shall be satisfied, or such redemption or purchase may not occur and such notice may be rescinded in the Company’s discretion in the event that any or all such conditions shall not have been satisfied by the redemption or purchase date or by the redemption or purchase date as so delayed, or such notice or offer may be rescinded at any time in the Company’s discretion if the Company reasonably believes that any or all of such conditions will not be satisfied.  If any such condition precedent has not been satisfied, the Company shall provide written notice to the Trustee prior to the close of business at least three Business Days prior to the Redemption Date (or such shorter period as may be acceptable to the Trustee).  Upon receipt of such notice, the notice of redemption shall be rescinded or delayed, and the redemption of the Securities shall be rescinded or delayed as provided in such notice.  Upon receipt, the Trustee shall provide such notice to each Holder in the same manner in which the notice of redemption or purchase was given.  In addition, the Company may provide in such notice that payment of the redemption or purchase price and performance of the Company’s obligations with respect to such redemption or offer to purchase may be performed by another Person.

The notice if mailed in the manner herein provided shall be conclusively presumed to have been given, whether or not the Holder receives such notice.  In any case, failure to give such notice by mail or any defect in the notice to the Holder of any Security designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Security.

Section 11.06.  Deposit of Redemption Price.

On or prior to 10:00 a.m. New York City time on any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if either of the Company or any of its Affiliates is acting as Paying Agent, segregate and hold in trust as provided in Section 10.03) an amount of money in same day funds sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date or Special Payment Date) accrued interest on, all the Securities or portions thereof which are to be redeemed on that date.  The Paying Agent shall promptly mail or deliver to Holders of Securities so redeemed payment in an amount equal to the Redemption Price of the Securities purchased from each such Holder.  All money, if any, earned on funds held in trust by the Trustee or any Paying Agent shall be remitted to the Company.  For purposes of this Section 11.06, the Company shall choose a Paying Agent which shall not be the Company.

Section 11.07.  Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become irrevocably due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest.  Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Regular Record Dates and Special Record Dates according to the terms and the provisions of Section 3.09.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal and premium, if any, shall, until paid, bear interest from the Redemption Date at the rate borne by such Security.

Section 11.08.  Securities Redeemed or Purchased in Part.

Any Security which is to be redeemed or purchased only in part shall be surrendered to the Paying Agent at the office or agency maintained for such purpose pursuant to Section 10.02 (with, if the Company, the Security Registrar or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company, the Security Registrar or the Trustee, as the case may be, duly executed by, the Holder thereof or such Holder’s attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the unredeemed portion of the principal of the Security so surrendered that is not redeemed or purchased.

ARTICLE TWELVE

SATISFACTION AND DISCHARGE

Section 12.01.  Satisfaction and Discharge of Indenture.

This Indenture will be discharged and will cease to be of further effect (except as to surviving rights of registration of transfer or exchange of Securities as expressly provided for herein) as to all Outstanding Securities hereunder, and the Trustee, upon Company Request and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, which instruments shall be prepared and delivered to the Trustee by the Company, when:

(a)          either (1) all the Securities theretofore authenticated and delivered (other than (i) lost, stolen or destroyed Securities which have been replaced or paid as provided in Section 3.08 or (ii) all Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as provided in Section 10.03) have been delivered to the Trustee for cancellation or (2) all such Securities not theretofore delivered to the Trustee for cancellation (i) have become due and payable, (ii) will become due and payable at their Stated Maturity within one year, or (iii) are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company;

(b)          the Company or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust an amount in United States dollars sufficient to pay and discharge the entire indebtedness on the Securities not theretofore delivered to the Trustee for cancellation, including principal of, premium, if any, and accrued interest on, such Securities at such Maturity, Stated Maturity or Redemption Date;

(c)          the Company or any Guarantor has paid or caused to be paid all other sums payable hereunder by the Company and any Guarantor; and

(d)          the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, in form and substance satisfactory to the Trustee, each stating that (i) all conditions precedent under this Indenture relating to the satisfaction and discharge hereof have been complied with and (ii) such satisfaction and discharge will not result in a breach or violation of, or constitute a default under, this Indenture or any other material agreement or instrument to which the Company any Guarantor or any Subsidiary is a party or by which the Company, any Guarantor or any Subsidiary is bound.

Notwithstanding the satisfaction and discharge hereof, the obligations of the Company to the Trustee under Section 6.07 and, if United States dollars shall have been deposited with the Trustee pursuant to subclause (2) of subsection (a) of this Section 12.01, the obligations and rights of the Trustee under Section 12.02 and the last paragraph of Section 10.03 shall survive.

Section 12.02.  Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.03, all United States dollars deposited with the Trustee pursuant to Section 12.01 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal of, premium, if any, and interest on, the Securities for whose payment such United States dollars have been deposited with the Trustee.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, all as of the day and year first above written.

INGLES MARKETS, INCORPORATED

By:	/s/ Ronald B. Freeman
	Name:	Ronald B. Freeman
	Title:	Chief Financial Officer

Ann. A-1

TRUIST BANK, solely as Trustee

By:	/s/ Gregory Yanok
	Name:	Gregory Yanok
	Title:	Vice President

Ann. A-2

EXHIBIT A

REGULATION S CERTIFICATE

(For transfers pursuant to § 3.07(a)(i) of the Indenture)

Truist Bank
333 Clay Street, Suite 3800
Houston, TX 77002
Attn: Gregory Yanok

Re:	4.000% Senior Notes due 2031 of Ingles Markets, Incorporated (the “Securities”)

Reference is made to the Indenture, dated as of June 17, 2021 (the “Indenture”), between Ingles Markets, Incorporated, a North Carolina corporation (“Company”), and Truist Bank, a North Carolina banking corporation, as Trustee.  Terms used herein and defined in the Indenture or in Regulation S or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$____________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ___________________________

Certificate No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Regulation S Global Security.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 904 or Rule 144A under the Securities Act and with all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:

(1)          Rule 904 Transfers.  If the transfer is being effected in accordance with Rule 904:
Ex. A-1

(A)          the Owner is not a distributor of the Securities, an affiliate of the Company or any such distributor or a person acting on behalf of any of the foregoing;

(B)          the offer of the Specified Securities was not made to a person in the United States;

(C)          either:

(i)       at the time the buy order was originated, the Transferee was outside the United States or the Owner and any person acting on its behalf reasonably believed that the Transferee was outside the United States, or

(ii)      the transaction is being executed in, on or through the facilities of the Eurobond market, as regulated by the Association of International Bond Dealers, or another designated offshore securities market and neither the Owner nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States;

(D)          no directed selling efforts have been made in the United States by or on behalf of the Owner or any affiliate thereof;

(E)          if the Owner is a dealer in securities or has received a selling concession, fee or other remuneration in respect of the Specified Securities, and the transfer is to occur during the Restricted Period, then the requirements of Rule 904(c)(1) have been satisfied; and

(F)          the transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

(2)          [Reserved].

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Ex. A-2

EXHIBIT B

RESTRICTED SECURITIES CERTIFICATE

(For transfers pursuant to § 3.07(a)(ii) of the Indenture)

Truist Bank
333 Clay Street, Suite 3800
Houston, TX 77002
Attn: Gregory Yanok

Re:	4.000% Senior Notes due 2031 of Ingles Markets, Incorporated (the “Securities”)

Reference is made to the Indenture, dated as of June 17, 2021 (the “Indenture”), between Ingles Markets, Incorporated, a North Carolina corporation (“Company”), and Truist Bank, a North Carolina banking corporation, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144A or Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ___________________________
ISIN No(s). If any. ____________________
Certificate No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  The Specified Securities are represented by a Global Security and are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be transferred to a person (the “Transferee”) who will take delivery in the form of a Restricted Security.  In connection with such transfer, the Owner hereby certifies that, unless such transfer is being effected pursuant to an effective registration statement under the Securities Act, it is being effected in accordance with Rule 144A under the Securities Act and all applicable securities laws of the states of the United States and other jurisdictions.  Accordingly, the Owner hereby further certifies as follows:
Ex. B-1

(1)          Rule 144A Transfers.  If the transfer is being effected in accordance with Rule 144A:

(A)          the Specified Securities are being transferred to a person that the Owner and any person acting on its behalf reasonably believe is a “qualified institutional buyer” within the meaning of Rule 144A, acquiring for its own account or for the account of a qualified institutional buyer; and

(B)          the Owner and any person acting on its behalf have taken reasonable steps to ensure that the Transferee is aware that the Owner may be relying on Rule 144A in connection with the transfer; and

(2)          [Reserved].

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.
Ex. B-2

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Ex. B-3

EXHIBIT C

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Securities Act Legends pursuant to § 3.07(b))

Truist Bank
333 Clay Street, Suite 3800
Houston, TX 77002
Attn: Gregory Yanok

Re:	4.000% Senior Notes due 2031 of Ingles Markets, Incorporated (the “Securities”)

Reference is made to the Indenture, dated as of June 17, 2021 (the “Indenture”), between Ingles Markets, Incorporated, a North Carolina corporation (“Company”), and Truist Bank, a North Carolina banking corporation, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to US$_____________ principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No(s). ___________________________

Certificate No(s). _____________________

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner.”  If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Private Placement Legend pursuant to Section 3.07(b) of the Indenture.  The Owner acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.
Ex. C-1

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:
Name:
Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

Ex. C-2

APPENDIX I

[FORM OF TRANSFER NOTICE]

FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

Insert Taxpayer Identification No.

(Please print or typewrite name and address including zip code of assignee)

the within Security and all rights thereunder, hereby irrevocably constituting and appointing attorney to transfer such Security on the books of the Company with full power of substitution in the premises.
App. I-1

[THE FOLLOWING PROVISION TO BE INCLUDED
ON ALL CERTIFICATES FOR SECURITIES
EXCEPT PERMANENT OFFSHORE PHYSICAL CERTIFICATES]

In connection with any transfer of this Security, the undersigned confirms that without utilizing any general solicitation or general advertising that:

[Check One]

☐ (a)	this Security is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

or

☐ (b)	this Security is being transferred other than in accordance with (a) above and documents are being furnished which comply with the conditions of transfer set forth in this Security and the Indenture.

If none of the foregoing boxes is checked, the Trustee or other Security Registrar shall not be obligated to register this Security in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Section 3.07 of the Indenture shall have been satisfied.

Date:
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within-mentioned instrument in every particular, without alteration or any change whatsoever.

Signature Guarantee:

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17Ad-15]

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

The undersigned represents and warrants that it is purchasing this Security for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned’s foregoing representations in order to claim the exemption from registration provided by Rule 144A.
App. I-2

Date:
NOTICE: To be executed by an authorized signatory.

App. I-3

APPENDIX II

FORM OF TRANSFEREE CERTIFICATE

I or we assign and transfer this Security to:

Please insert social security or other identifying number of assignee

Print or type name, address and zip code of assignee

and irrevocably appoint
[Agent], to transfer this Security on the books of the Company.  The Agent may substitute another to act for him.

Dated	Signed
(Sign exactly as name appears on the other side of this Security)

[Signature must be guaranteed by an eligible Guarantor Institution (banks, stock brokers, savings and loan associations and credit unions) with membership in an approved guarantee medallion program pursuant to Securities and Exchange Commission Rule 17 Ad-15]

App. II-1